EXECUTION COPY
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                         DLJ MORTGAGE ACCEPTANCE CORP.,
                                   Depositor,


                       TEMPLE-INLAND MORTGAGE CORPORATION
                                Master Servicer,


                                       and


                             BANKERS TRUST COMPANY,
                                     Trustee




                        ---------------------------------


                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 1996

                        ---------------------------------


                       Mortgage Pass-Through Certificates

                                 Series 1996-Q4


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



                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS


         SECTION 1.01.  Defined Terms........................................  2
         Accrued Certificate Interest........................................  2
         Adjustment Date.....................................................  2
         Adjustable Rate Loan................................................  3
         Advance      .......................................................  3
         Agreement    .......................................................  3
         Anniversary  .......................................................  3
         Assignment   .......................................................  3
         Assignment Agreement................................................  3
         Available Distribution Amount.......................................  3
         Bankruptcy Amount...................................................  3
         Bankruptcy Code.....................................................  4
         Bankruptcy Loss.....................................................  4
         Business Day .......................................................  4
         Cash Liquidation....................................................  4
         Certificate  .......................................................  4
         Certificate  .......................................................  4
         Certificate Account Deposit Date....................................  4
         Certificateholder" or "Holder.......................................  4
         Certificate Principal Balance.......................................  5
         Certificate Register................................................  6
         Class        .......................................................  6
         Class A-1 Certificate...............................................  6
         Class A-2 Certificate...............................................  6
         Class A-3 Certificate...............................................  6
         Class B Certificate.................................................  7
         Class B Certificate Termination Date................................  7
         Class B Percentage..................................................  7
         Class B Prepayment Percentage.......................................  7
         Class B-1 Certificate...............................................  7
         Class B-1 Percentage................................................  7
         Class B-2 Certificate...............................................  7
         Class B-2 Percentage................................................  7
         Class B-3 Certificate...............................................  8
         Class B-3 Percentage................................................  8
         Class P Certificate.................................................  8
         Class P Distribution Amount.........................................  8
         Class R Accrual Amount..............................................  9

                                                                            PAGE

         Class R Certificate.................................................  9
         Class R Percentage..................................................  9
         Class SA Certificate................................................  9
         Class SB Accrual Amount.............................................  9
         Class SB Certificate................................................  9
         Closing Date .......................................................  9
         Code         .......................................................  9
         Collateral Value.................................................... 10
         Corporate Trust Office.............................................. 10
         Credit Support Depletion Date....................................... 10
         Custodial Account................................................... 10
         Cut-off Date ....................................................... 10
         Debt Service Reduction.............................................. 10
         Deficient Valuation................................................. 10
         Depositor    ....................................................... 10
         Determination Date.................................................. 11
         Discount Fraction................................................... 11
         Discount Mortgage Loan.............................................. 11
         Disqualified Organization........................................... 11
         Distribution Date................................................... 11
         DLJMCI       ....................................................... 11
         Due Date     ....................................................... 11
         Due Period   ....................................................... 11
         Duff & Phelps....................................................... 12
         Eligible Account.................................................... 12
         Eligible Funds...................................................... 12
         Event of Default.................................................... 12
         Excess Bankruptcy Loss.............................................. 12
         Excess Fraud Loss................................................... 12
         Excess Proceeds..................................................... 12
         Excess Proceeds Account............................................. 12
         Excess Special Hazard Loss.......................................... 13
         Extraordinary Events................................................ 13
         Extraordinary Losses................................................ 13
         FDIC         ....................................................... 13
         FHLMC        ....................................................... 13
         Fixed Strip Rate.................................................... 13
         Rate Loan    ....................................................... 13
         FNMA         ....................................................... 14
         Fraud Loss Amount................................................... 14
         Fraud Losses ....................................................... 14
         Funding Date ....................................................... 14
         Gross Margin ....................................................... 14
         High Cost Loan...................................................... 14
         Index        ....................................................... 14

                                                                            PAGE

         Initial Certificate Principal Balance............................... 15
         Initial Loss Coverage............................................... 15
         Insurance Policy.................................................... 15
         Insurance Proceeds.................................................. 15
         Late Collections.................................................... 15
         Liquidation Proceeds................................................ 15
         Loan-to-Value Ratio................................................. 16
         Loss Severity Percentage............................................ 16
         Master Servicer..................................................... 16
         Maximum Rate ....................................................... 16
         Minimum Rate ....................................................... 16
         Monthly Payment..................................................... 16
         Moody's      ....................................................... 16
         Mortgage     ....................................................... 16
         Mortgage File....................................................... 16
         Mortgage Loan....................................................... 16
         Mortgage Loan Purchase Agreement.................................... 16
         Mortgage Loan Schedule.............................................. 17
         Mortgage Note....................................................... 18
         Mortgage Rate....................................................... 18
         Mortgaged Property.................................................. 18
         Mortgagor    ....................................................... 18
         Net Mortgage Rate................................................... 18
         Non-Discount Mortgage Loan.......................................... 18
         Nonrecoverable Advance.............................................. 19
         Non-United States Person............................................ 19
         Notional Amount..................................................... 19
         Officers' Certificate............................................... 19
         Opinion of Counsel.................................................. 19
         Original Senior Percentage.......................................... 19
         OTS          ....................................................... 19
         Outstanding Class SB Unpaid Interest Amount......................... 19
         Outstanding Mortgage Loan........................................... 20
         Ownership Interest.................................................. 20
         Pass-Through Rate................................................... 20
         Percentage Interest................................................. 20
         Periodic Rate Cap................................................... 20
         Permitted Instruments............................................... 20
         Permitted Transferee................................................ 21
         Person       ....................................................... 21
         Pool Strip Rate..................................................... 21
         Prepayment Assumption............................................... 21
         Prepayment Period................................................... 22
         Primary Hazard Insurance Policy..................................... 22
         Principal Prepayment................................................ 22

                                                                            PAGE

         Prospective Losses.................................................. 22
         Purchase Price...................................................... 22
         Rating Agency....................................................... 22
         Realized Loss....................................................... 23
         Record Date  ....................................................... 23
         Regular Certificate................................................. 23
         REMIC        ....................................................... 23
         REMIC Provisions.................................................... 23
         REO Acquisition..................................................... 23
         REO Disposition..................................................... 23
         REO Imputed Interest................................................ 24
         REO Proceeds ....................................................... 24
         REO Property ....................................................... 24
         Request for Release................................................. 24
         Residual Certificate................................................ 24
         Responsible Officer................................................. 24
         Rule 144A    ....................................................... 24
         Scheduled Principal and Net Recoveries.............................. 24
         Seller       ....................................................... 25
         Seller's Warranty Certificate....................................... 25
         Senior Certificate.................................................. 25
         Senior Percentage................................................... 25
         Senior Prepayment Percentage........................................ 25
         Senior Principal Distribution Amount................................ 27
         Servicing Account................................................... 27
         Servicing Advances.................................................. 27
         Servicing Fee....................................................... 27
         Servicing Fee Rate.................................................. 27
         Servicing Officer................................................... 27
         Single Certificate.................................................. 27
         Special Hazard Amount............................................... 27
         Special Hazard Loss................................................. 28
         Special Hazard Percentage........................................... 28
         Standard & Poor's................................................... 28
         Startup Day  ....................................................... 28
         Stated Principal Balance............................................ 28
         Sub-Servicer ....................................................... 28
         Sub-Servicer Remittance Date........................................ 28
         Sub-Servicing Account............................................... 28
         Sub-Servicing Agreement............................................. 29
         Tax Returns  ....................................................... 29
         Termination Event................................................... 29
         Total Expected Losses............................................... 29
         Transfer     ....................................................... 29
         Transferee   ....................................................... 29

                                                                            PAGE

         Transferor   ....................................................... 29
         Trust Fund   ....................................................... 29
         Trustee      ....................................................... 29
         Uninsured Cause..................................................... 30
         United States Person................................................ 30
         Voting Rights....................................................... 30

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         2.01.        Conveyance of Mortgage Loans........................... 31
         2.02.        Acceptance of the Trust Fund by the
                      Trustee................................................ 34
         2.03.        Representations, Warranties and
                      Covenants of the Master Servicer and the
                      Depositor.............................................. 35
         2.04.        Representations and Warranties of the
                      Seller................................................. 37
         2.05.        Issuance of Certificates Evidencing
                      Interests in the Trust Fund............................ 38

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

         3.01.        Master Servicer to Act as Master
                      Servicer............................................... 39
         3.02.        Sub-Servicing Agreements Between
                      Master Servicer and Sub-Servicers...................... 40
         3.03.        Successor Sub-Servicers................................ 41
         3.04.        Liability of the Master Servicer....................... 41
         3.05.        No Contractual Relationship Between
                      Sub-Servicers and Trustee or
                      Certificateholders..................................... 41
         3.06.        Assumption or Termination of Sub-
                      Servicing Agreements by Trustee........................ 42
         3.07.        Collection of Certain Mortgage Loan
                      Payments............................................... 42
         3.08.        Sub-Servicing Accounts................................. 43
         3.09.        Collection of Taxes, Assessments and
                      Similar Items; Servicing Accounts...................... 43
         3.10.        Custodial Account...................................... 43

                                                                            PAGE

         3.11.        Permitted Withdrawals From the
                      Custodial Account...................................... 45
         3.12.        Permitted Instruments.................................. 46
         3.13.        Maintenance of Primary Hazard
                      Insurance. ............................................ 46
         3.14.        Enforcement of Due-on-Sale Clauses;
                      Assumption Agreements.................................. 47
         3.15.        Realization Upon Defaulted Mortgage
                      Loans.................................................. 48
         3.16.        Trustee to Cooperate; Release of
                      Mortgage Files......................................... 49
         3.17.        Servicing Compensation................................. 50
         3.18.        Maintenance of Certain Servicing
                      Policies............................................... 51
         3.19.        Annual Statement as to Compliance...................... 51
         3.20.        Annual Independent Public Accountants'
                      Servicing Statement.................................... 51
         3.21.        Access to Certain Documentation........................ 52
         3.22.        Title, Conservation and Disposition of
                      REO Property........................................... 52
         3.23.        Additional Obligations of the Master
                      Servicer............................................... 55
         3.24.        Additional Obligations of the Depositor................ 55
         3.25.        Excess Proceeds Account................................ 55

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
         4.01.        Certificate Account; Distributions..................... 58
         4.02.        Statements to Certificateholders....................... 66
         4.03.        Remittance Reports; Advances by the
                      Master Servicer........................................ 69
         4.04.        Allocation of Realized Losses.......................... 70
         4.05.        Information Reports to be Filed by the
                      Master Servicer........................................ 71
         4.06.        Compliance with Withholding
                      Requirements........................................... 72

                                    ARTICLE V

                                THE CERTIFICATES

         5.01.        The Certificates....................................... 73
         5.02.        Registration of Transfer and Exchange of
                      Certificates........................................... 75

                                                                            PAGE

         5.03.        Mutilated, Destroyed, Lost or Stolen
                      Certificates........................................... 79
         5.04.        Persons Deemed Owners.................................. 79

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

         6.01.        Liability of the Depositor and the Master
                      Servicer............................................... 80
         6.02.        Merger, Consolidation or Conversion of
                      the Depositor or the Master Servicer................... 80
         6.03.        Limitation on Liability of the Depositor,
                      the Master Servicer and Others......................... 80
         6.04.        Limitation on Resignation of the Master
                      Servicer............................................... 81

                                   ARTICLE VII

                                     DEFAULT

         7.01.        Events of Default...................................... 82
         7.02.        Termination Event...................................... 84
         7.03.        Trustee to Act; Appointment of
                      Successor.............................................. 84
         7.04.        Notification to Certificateholders..................... 85
         7.05.        Waiver of Events of Default............................ 85

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         8.01.        Duties of Trustee...................................... 87
         8.02.        Certain Matters Affecting the Trustee.................. 88
         8.03.        Trustee Not Liable for Certificates or
                      Mortgage Loans......................................... 89
         8.04.        Trustee May Own Certificates........................... 89
         8.05.        Master Servicer to Pay Trustee's Fees.................. 89
         8.06.        Eligibility Requirements for Trustee................... 90
         8.07.        Resignation and Removal of the Trustee................. 90
         8.08.        Successor Trustee...................................... 91
         8.09.        Merger or Consolidation of Trustee..................... 92
         8.10.        Appointment of Co-Trustee or Separate
                      Trustee................................................ 92

                                   ARTICLE IX

                                   TERMINATION

         9.01.        Termination Upon Repurchase or
                      Liquidation of All Mortgage Loans...................... 94
         9.02.        Additional Termination Requirements.................... 96

                                    ARTICLE X

                                REMIC PROVISIONS
         10.01.       REMIC Administration................................... 97
         10.02.       Prohibited Transactions and Activities................. 99
         10.03.       Master Servicer and Trustee
                      Indemnification........................................100

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.01.       Amendment..............................................101
         11.02.       Recordation of Agreement;
                      Counterparts...........................................102
         11.03.       Limitation on Rights of Certificate-
                      holders................................................102
         11.04.       Governing Law..........................................103
         11.05.       Notices................................................103
         11.06.       Severability of Provisions.............................104
         11.07.       Successors and Assigns; Third Party
                      Beneficiary............................................104
         11.08.       Article and Section Headings...........................104
         11.09.       Notice to Rating Agencies and
                      Certificateholder......................................104


Signatures
Acknowledgments

Exhibit A         Form of Senior Certificate
Exhibit B-1       Form of Class B-1 Certificate
Exhibit B-2       Form of Class B-2 Certificate
Exhibit B-3       Form of Class B-3 Certificate
Exhibit B-4       Form of Class SB Certificate
Exhibit B-5       Form of Class R Certificate
Exhibit C         Form of Trustee Initial Certification

Exhibit D         Form of Trustee Final Certification
Exhibit E         [Reserved.]
Exhibit F-1       Request for Release
Exhibit F-2       Request for Release for Mortgage Loans Paid in Full
Exhibit G-1       Form of Investor Representation Letter
Exhibit G-2       Form of Transferor Representation Letter
Exhibit G-3       Transferor Affidavit and Agreement for Transfers to
                  Non-United States Persons
Exhibit G-4       Transferee Affidavit and Agreement for Transfers to
                  Non-United States Persons
Exhibit G-5       Form of Investor Representation Letter for
                  Insurance Companies
Exhibit H         Form of Rule 144A Investment Representation
Exhibit I         Mortgage Loan Schedule
Exhibit J         Seller Representations and Warranties
Exhibit K         Form of Notice Under Section 3.24(c)
Exhibit L         Schedule of Discount Fractions

                  This Pooling and Servicing Agreement, dated and effective as of February 1, 1996, among DLJ Mortgage Acceptance Corp., as Depositor (the "Depositor"), Temple-Inland Mortgage Corporation, as Master Servicer (the "Master Servicer"), and Bankers Trust Company, as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Trustee will cause an election to be made to treat the entire segregated pool of assets subject to this Agreement (including the Mortgage Loans) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Trust Fund." The Class SA, Class A-1, Class A-2, Class A-3, Class P, Class B-1, Class B-2, Class B-3 and Class SB Certificates will represent ownership of the "regular interests" in the Trust Fund, and the Class R Certificates will represent ownership of the "residual interest" in the Trust Fund, for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

                  The following table sets forth the designation, Pass-Through Rate (as defined herein), aggregate Initial Certificate Principal Balance (as defined herein) and the approximate initial percentage of the Trust Fund (as defined herein) for each Class of Certificates comprising the certificated interests in the Trust Fund created hereunder.

                                                               AGGREGATE
                                                                INITIAL
                                                              CERTIFICATE            APPROXIMATE
                                       PASS-THROUGH            PRINCIPAL            INITIAL CLASS
DESIGNATION         TYPE                   RATE                 BALANCE               PERCENTAGE

Class SA            Senior                2.278%                       N/A               N/A

Class A-1           Senior                7.250%              $13,000,000.00           37.265%

Class A-2           Senior                7.250%              $14,000,000.00           40.132%

Class A-3           Senior                7.250%               $3,493,138.00           10.013%

Class P             Principal              0.00%                  $31,175.26            0.079%
                    Only

Class B-1           Subordinate           7.250%               $2,790,794.00            8.000%

Class B-2           Subordinate           7.250%                 $697,699.00            2.000%

Class B-3           Subordinate           7.250%                 $872,123.62            2.500%

Class SB            Subordinate           1.000%                  N/A                    N/A

Class R             Residual              7.250%                 $0.00                  0.00%


                  As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to $34,884,929.88.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.  Defined Terms.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "Accrued Certificate Interest": With respect to each Distribution Date, as to any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate or Class R Certificate, one month's interest accrued at the then applicable Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class SA Certificates and the Class SB Certificates, one month's interest accrued at the then applicable Pass-Through Rate on the Notional Amount immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any such Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls, if any, which are not covered by payments by the Master Servicer pursuant to Section 3.23 with respect to such Distribution Date, (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, not allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates pursuant to Section 4.04), (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates pursuant to Section 4.04, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates on a pro rata basis in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates, Accrued Certificate Interest on the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates, as applicable, will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of the portion of Realized Losses that are allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates, as applicable, pursuant to Section 4.04.

                  "Adjustment Date": With respect to each Adjustable Rate Loan, the date set forth in the related Mortgage Note on which the Mortgage Rate may initially change and each semi-annual anniversary of such date. The first Adjustment Date as to each Adjustable Rate Loan is set forth in the Mortgage Loan Schedule.

                  "Adjustable Rate Loan": Each of the adjustable rate mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01 or
Section 2.03 and from time to time held in the Trust Fund, the Adjustable Rate Loans originally so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Adjustable Rate Loan" includes the related Mortgage Note and Mortgage.

                  "Advance": As to any Mortgage Loan, any advance made by the Master Servicer on any Distribution Date pursuant to Section 4.03.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof.

                  "Anniversary": Each anniversary of February 1, 1996.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Assignment Agreement": The assignment agreement dated the Closing Date between DLJMCI and the Depositor.

                  "Available Distribution Amount": With respect to any Distribution Date, for purposes of Distributions on the Certificates, an amount equal to (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date and (ii) the aggregate amount of any Advances made and all amounts required to be paid by the Master Servicer pursuant to Sections 3.13, 3.23 and 9.01 by deposits into the Certificate Account on the immediately preceding Certificate Account Deposit Date, reduced by (b) the sum, as of the close of business on the related Determination Date, of (i) Monthly Payments collected but due during a Due Period subsequent to the Due Period ending on the first day of the month of the related Distribution Date, (ii) all interest or other income earned on deposits in the Custodial Account, (iii) any other amounts reimbursable or payable to the Depositor, the Seller, the Trustee, the Master Servicer or any Sub-Servicer pursuant to Section 3.11, and (iv) Insurance Proceeds, Liquidation Proceeds, Principal Prepayments, REO Proceeds and the proceeds of Mortgage Loan purchases made pursuant to Section 2.02, 2.04 or 3.22, in each case received or made in the month of such Distribution Date.

                  "Bankruptcy Amount": As of any date of determination prior to February 1, 1997, an amount, equal to the excess, if any, of (A) $100,000.00 (the initial "Bankruptcy Amount") over (B) the aggregate amount of Bankruptcy Losses allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates in accordance with Section 4.04. As of any date of determination on or after February 1, 1997, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent Anniversary coinciding with or preceding such date of determination (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of (i) 0.15% times the aggregate principal balance of the Mortgage Loans as of the Relevant Anniversary; and (ii) $100,000.00 over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates, in accordance with Section 4.04 since the Relevant Anniversary.

                  The Bankruptcy Amount may be further reduced by the Depositor (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Depositor shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the Certificates by each Rating Agency and shall provide a copy of such written confirmation to the Trustee.

                  "Bankruptcy Code":  The Bankruptcy Code of 1978, as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York or Texas (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

                  "Cash Liquidation": As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, the final receipt by or on behalf of the Master Servicer of all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

                  "Certificate": Any Class SA, Class A-1, Class A-2, Class A-3, Class P, Class B-1, Class B-2, Class B-3, Class SB, or Class R Certificate.

                  "Certificate Account": The trust account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, in trust for registered holders of the DLJ Mortgage Acceptance Corp. Mortgage Pass-Through Certificates, Series 1996-Q4", and which account or accounts must each be an Eligible Account.

                  "Certificate Account Deposit Date": As to any Distribution Date, the Business Day prior thereto.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, neither a Disqualified Organization nor a nonUnited States Person shall be a Holder of a Class R Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 11.01. The Trustee shall be entitled to rely upon a certification of the Depositor or the Master Servicer in determining if any Certificates are registered in the name of a respective affiliate. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

                  "Certificate Principal Balance": With respect to each Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate and Class P Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.01(b), and (b) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04. With respect to each Class B-1 Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Class B-1 Certificate, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.01(b), and (b) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04; provided that if the Certificate Principal Balances of the Class B-2 Certificates, the Class B-3 Certificates and the Class R Certificates have been reduced to zero, the Certificate Principal Balance of each Class B-1 Certificate, at any given time, shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Certificate times
(ii) the excess, if any, of (a) the then aggregate Stated Principal Balance of the Mortgage Loans (or related REO Properties) over (b) the sum of the then aggregate Certificate Principal Balance of all of the Senior Certificates. With respect to each Class B-2 Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Class B-2 Certificate, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.01(b), and (b) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04; provided, that if the Certificate Principal Balance of the Class B-3 Certificates and the Class R Certificates have been reduced to zero, the Certificate Principal Balance of each Class B-2 Certificate at any given time, shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Certificate times (ii) the excess, if any, of (a) the then aggregate Stated Principal Balance of the related Mortgage Loans (or related REO Properties) over (b) the sum of the then aggregate Certificate Principal Balance of all of the Senior Certificates and the Class B-1 Certificates. With respect to each Class B-3 Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Class B-3 Certificate, as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.01(b), and (b) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04; provided, that if the Certificate Principal Balance of the Class R Certificates would be equal to zero if determined without regard to this proviso, the Certificate Principal Balance of each Class B-3 Certificate at any given time, shall thereafter be an amount equal to (i) the Percentage Interest evidenced by such Certificate times (ii) the excess, if any, of (a) the then aggregate Stated Principal Balance with respect to the related Mortgage Loans (or related REO Properties) over (b) the then aggregate Certificate Principal Balance of all of the Senior Certificates, the Class B-1 Certificates and the Class B-2 Certificates. With respect to each Class R Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced thereby multiplied by the excess, if any, of (x) the then aggregate Stated Principal Balance of the Mortgage Loans over (y) the then aggregate Certificate Principal Balances of the Senior Certificates and the Class B Certificates. The Class SA Certificates and the Class SB Certificates have no principal balances.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same designation.

                  "Class A-1 Certificate": Any one of the Class A-1 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class A-2 Certificate": Any one of the Class A-2 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class A-3 Certificate": Any one of the Class A-3 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class B Certificate": Any one of the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates.

                  "Class B Certificate Termination Date": The Distribution Date upon which the Certificate Principal Balances of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates are reduced to zero.

                  "Class B Percentage": With respect to any Distribution Date, the sum of the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage.

                  "Class B Prepayment Percentage": With respect to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

                  "Class B-1 Certificate": Any one of the Class B-1 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-1, subordinate to the Senior Certificates with respect to distributions and the allocation of Realized Losses as set forth in
Section 4.04, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class B-1 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date; provided, that if the Certificate Principal Balances of the Class B-2 Certificates and the Class B-3 Certificates have been reduced to zero prior to such Distribution Date and if the Certificate Principal Balance of the Class R Certificates would be zero immediately after such Distribution Date if determined without regard to this proviso, then the Class B-1 Percentage as of such date of determination shall be 100% minus the then applicable Senior Percentage.

                  "Class B-2 Certificate": Any one of the Class B-2 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-2, subordinate to the Senior Certificates and the Class B-1 Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class B-2 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date; provided, that if the Certificate Principal Balance of the Class B-3 Certificates has been reduced to zero prior to such Distribution Date and if the Certificate Principal Balance of the Class R Certificates would be zero immediately after such Distribution Date if determined without regard to this proviso, then the Class B-2 Percentage as of such date of determination shall be 100% minus the sum of the then applicable Senior Percentage and the then applicable Class B-1 Percentage.

                  "Class B-3 Certificate": Any one of the Class B-3 Certificates, executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-3, subordinate to the Senior Certificates, the Class B-1 Certificates and the Class B-2 Certificates with respect to distributions and the allocation of Realized Losses as set forth in
Section 4.04, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class B-3 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) immediately prior to such Distribution Date; provided, that if the Certificate Principal Balance of the Class R Certificates would be zero immediately after such Distribution Date if determined without regard to this proviso, then the Class B-3 Percentage as of such date of determination shall be 100% minus the sum of the then applicable Senior Percentage, the then applicable Class B-1 Percentage and the then applicable Class B-2 Percentage.

                  "Class P Certificate": Any one of the Class P Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class P Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of:

                  (1) the related Discount Fraction of the Scheduled Principal and Net Recoveries on the Discount Mortgage Loans;

                  (2) the related Discount Fraction of the principal portion of all Principal Prepayments received during the preceding calendar month on each Discount Mortgage Loan;

                  (3) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan net of the principal portion of any related Realized Loss allocated to the Class P Certificates and (b) the aggregate amount of the related collections to the extent applied as recoveries of principal on such Discount Mortgage Loan;

                  (4) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (1) through (3) above) that remain undistributed; and

                  (5) with respect to each Cash Liquidation or REO Disposition of a Discount Mortgage Loan in connection with such Distribution Date or any prior Distribution Date, to the extent that the amount included under clause (3) above for such Distribution Date was less than the amount described in subclause (a) under clause (3) an amount equal to the aggregate of such shortfalls until paid in full; provided, that distributions pursuant to this clause (5) shall only be made to the extent of Eligible Funds on any Distribution Date.

                  "Class R Accrual Amount": With respect to each Distribution Date, the amount of Accrued Certificate Interest on the Class R Certificates on such Distribution Date, to the extent such interest was not distributed to the Class R Certificates on such Distribution Date in accordance with Section 4.01(d).

                  "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-5 and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class R Percentage": With respect to any Distribution Date, a percentage equal to 100% minus the sum of the then applicable Senior Percentage and the then applicable Class B Percentage.

                  "Class SA Certificate": Any one of the Class SA Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A, senior with respect to distributions and to the allocation of Realized Losses as set forth herein, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class SB Accrual Amount": With respect to each Distribution Date, the amount of Accrued Certificate Interest on the Class SB Certificates on such Distribution Date, to the extent such interest was not distributed to the Class SB Certificates on such Distribution Date in accordance with Section 4.01(d).

                  "Class SB Certificate": Any one of the Class SB Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-4, subordinate to the Senior Certificates and the Class B Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04, and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

                  "Closing Date":  March 5, 1996.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collateral Value": The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the Seller) made at the time of the origination of the related Mortgage Loan, or
(ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value (as reviewed and approved by the Seller) of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Seller) obtained at the time of refinancing.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, New York, New York 10006, Attention: DLJ/Quality 1996-Q4.

                  "Credit Support Depletion Date": The first Distribution Date on which the Senior Percentage equals 100%.

                  "Custodial Account": The custodial account or accounts created and maintained pursuant to Section 3.10 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.10 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  "Cut-off Date":  February 1, 1996.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated by the Mortgagor under the Bankruptcy Code.

                  "Definitive Certificate": Any definitive, fully registered Certificate.

                  "Depositor": DLJ Mortgage Acceptance Corp., or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Participant": A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

                  "Discount Fraction": As to any Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.250% minus the excess of the Net Mortgage Rate for such Mortgage Loan as of the Cut-off Date over the Fixed Strip Rate and the denominator of which is 7.250%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit L attached hereto.

                  "Discount Mortgage Loan": Any Fixed Rate Loan having a Net Mortgage Rate of less than 8.250% per annum as of the Cut-off Date.

                  "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax, and except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Date": The 25th day of any month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing on March 25, 1996.

                  "DLJMCI": DLJ Mortgage Capital, Inc., a Delaware corporation.

                  "Due Date": The first day of the month of the related Distribution Date.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the related Due Date.

                  "Duff & Phelps": Duff & Phelps Credit Rating Co. or its successor in interest.

                  "Eligible Account": An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Instrument is an obligation of the institution that maintains the Certificate Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account, the Excess Proceeds Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

                  "Eligible Funds": With respect to any Distribution Date, the excess, if any, of the Available Distribution Amount over the sum of the amounts required to be distributed pursuant to Section 4.01(b)(i), the Senior Principal Distribution Amount, the Class P Distribution Amount (determined without regard to clause (5) thereof) and the aggregate amount of Accrued Certificate Interest on the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

                  "Event of Default": One or more of the events described in
Section 7.01.

                  "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

                  "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

                  "Excess Proceeds": With respect to each Mortgage Loan as to which an REO Disposition has occurred, the proceeds that are specified as being "Excess Proceeds" in Section 3.22.

                  "Excess Proceeds Account": The separate account or accounts created and maintained pursuant to Section 3.25, which shall be entitled "Bankers Trust Company, in trust for registered holders of the DLJ Mortgage Acceptance Corp. Mortgage Pass-Through Certificates, Series 1996-Q4, Excess Proceeds Account," and which account or accounts shall be an Eligible Account.

                  "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

                  "Extraordinary Events": Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                  (a) losses which are of a type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.18, but are in excess of the coverage maintained thereunder;

                  (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack;

                           1. by any government or sovereign power, de jure or
                  de facto, or by any authority maintaining or using military, naval or air forces; or

                           2.   by military, naval or air forces; or

                           3. by an agent of any such government, power,
                  authority or forces;

                  (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                  (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

                  "Extraordinary Losses": Any Realized Loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

                  "FDIC": Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

                  "Fixed Strip Rate":  1.000% per annum.

                  "Fixed Rate Loan": Each of the fixed rate mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03 and from time to time held in the Trust Fund, the Fixed Rate Loans originally so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Fixed Rate Loan" includes the related Mortgage Note and Mortgage.

                  "FNMA": Federal National Mortgage Association or any successor.

                  "Fraud Loss Amount": With respect to any date of determination after the Cut-off Date an amount equal to: (X) prior to the first Anniversary, an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates, in accordance with Section 4.04 since the Cut-off Date, (Y) from and including the first Anniversary to but not including the second Anniversary, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the day immediately preceding the first Anniversary and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the first Anniversary minus (2) the Fraud Losses allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates and the Class R Certificates, in accordance with Section 4.04 since the first Anniversary, and (Z) from and including the second Anniversary to but not including the fifth Anniversary, an amount equal to (1) the lesser of
(a) the Fraud Loss Amount as of the most recent Anniversary and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans, as of the most recent Anniversary minus (2) the Fraud Losses allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates and the Class R Certificates, in accordance with Section
4.04 since the most recent Anniversary. On and after the fifth Anniversary the Fraud Loss Amount shall be zero.

                  "Fraud Losses": Realized Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

                  "Funding Date": With respect to each Mortgage Loan, the date on which funds were advanced by or on behalf of the Seller and interest began to accrue thereunder.

                  "Gross Margin": With respect to each Adjustable Rate Loan, the fixed rate set forth in the related Mortgage Note to be added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note and used to determine the Mortgage Rate for such Adjustable Rate Loan. The Gross Margin as to each Adjustable Rate Loan is set forth on the Mortgage Loan Schedule.

                  "High Cost Loan": The Mortgage Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the Truth in Lending Act by the Home Ownership and Equity Protection Act of 1994.

                  "Index": With respect to any Adjustable Rate Loan, the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in the Western Edition of THE WALL STREET JOURNAL and most recently available either:
(i) as of the date 45 days prior to any related Adjustment Date or (ii) as of the first business day of the month immediately preceding the month prior to any related Adjustment Date, each as indicated on the Mortgage Loan Schedule. If such Index is not so published or is otherwise unavailable, the Master Servicer shall select an alternate index for mortgage loans on single family residential properties that is calculated and published or otherwise made available by an independent third party.

                  "Initial Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

                  "Initial Loss Coverage": The sum of (i) the aggregate Initial Certificate Principal Balance of the Class B Certificates and (ii) 2.500% times the aggregate Initial Certificate Principal Balance of all of the Certificates.

                  "Insurance Policy": With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

                  "Insurance Proceeds": Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Hazard Insurance Policy, any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

                  "Interim Servicing Agreement": With respect to any Mortgage Loan, the SubServicing Agreement between the Interim Subservicer and the Master Servicer, as assignee, which is in existence on the Closing Date and pursuant to which such Interim Subservicer shall be obligated to service such Mortgage Loan during the Interim Servicing Period and to transfer the servicing for such Mortgage Loan to the Master Servicer at the end of such Interim Servicing Period.

                  "Interim Servicing Period": With respect to any Mortgage Loan, the period from the Closing Date through the close of business on March 30, 1996 during which time the Interim Subservicer shall service such Mortgage Loan for the Master Servicer pursuant to the corresponding Interim Servicing Agreement.

                  "Interim Subservicer":  The Seller.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

                  "Liquidation Proceeds": Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received in respect of any REO Property.

                  "Loan-to-Value Ratio": As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

                  "Loss Reimbursement Payment": Any payments to the holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class P Certificates and the Class B Certificates made pursuant to Sections 4.01(b)(xii), (xiii), (xiv) or (xv) hereof.

                  "Loss Severity Percentage":  43.00%.

                  "Master Servicer": Temple-Inland Mortgage Corporation or any successor master servicer appointed as herein provided.

                  "Maximum Rate": With respect to each Adjustable Rate Loan, the amount set forth in the Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Minimum Rate": With respect to each Adjustable Rate Loan, the amount set forth in the Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Principal Prepayments and for Deficient Valuations occurring prior to such Due Date, but before any adjustment, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

                  "Mortgage Loan": Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03 and from time to time held in the Trust Fund, the Mortgage Loans originally so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note and Mortgage.

                  "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan, the mortgage loan purchase agreement between the Seller and DLJMCI pursuant to which the Seller sold such Mortgage Loan to DLJMCI and DLJMCI purchased such Mortgage Loan from the Seller.

                  "Mortgage Loan Schedule": As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans with accompanying information transferred on the Closing Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as
Exhibit I (and, for purposes of the Trustee's review of the Mortgage Files pursuant to Section 2.02, in computer-readable form as delivered to the Trustee) which list shall set forth the following information with respect to each Mortgage Loan:

                (i)        the loan number and name of the Mortgagor;

               (ii) the street address, city, state and zip code of the Mortgaged Property;

              (iii) whether the Mortgage Loan is a Fixed Rate Loan or an Adjustable Rate Loan;

               (iv) (A) if such Mortgage Loan is a Fixed Rate Loan, the Mortgage Rate set forth in the related Mortgage Note and (B) if such Mortgage Loan is an Adjustable Rate Loan, the initial Mortgage Rate;

                (v)        the maturity date;

               (vi)        the original principal balance;

              (vii)        the first payment date;

             (viii)        the type of Mortgaged Property;

               (ix)        the Monthly Payment in effect as of the Cut-off Date;

                (x)        the principal balance as of the Cut-off Date;

               (xi) if such Mortgage Loan is an Adjustable Rate Loan, the Gross Margin;

              (xii) if such Mortgage Loan is an Adjustable Rate Loan, the first Adjustment Date;

             (xiii) if such Mortgage Loan is an Adjustable Rate Loan, the Periodic Rate Cap;

              (xiv) if such Mortgage Loan is an Adjustable Rate Loan, the Adjustment Date frequency;

               (xv) if such Mortgage Loan is an Adjustable Rate Loan, the Mortgage Rate as of the Cut-off Date;

              (xvi) if such Mortgage Loan is an Adjustable Rate Loan, the Minimum Rate and the Maximum Rate;

             (xvii)        the unpaid principal balance as of the Cut-off Date;

            (xviii)        the occupancy status;

              (xix)        the purpose of the Mortgage Loan;

               (xx)        the Collateral Value of the Mortgaged Property;

              (xxi)        the original term to maturity;

             (xxii) whether or not the Mortgage Loan provides for a Principal Prepayment penalty;

            (xxiii)        the paid-through date of the Mortgage Loan;

             (xxiv)        the credit grade of the Mortgagor;

              (xxv)        the number of units in the Mortgaged Property;

             (xxvi)        the Pool Strip Rate as of the Cut-off Date;

            (xxvii)        whether or not the Mortgage Loan is a High Cost Loan;
                           and

           (xvxiii) if such Mortgage Loan is an Adjustable Rate Loan, the next Adjustment Date to occur after the first Adjustment Date.

                  The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans. The Mortgage Loan Schedule may be in the form of more than one schedule, collectively setting forth all of the information required.

                  "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, which may adjust from time to time in accordance with the provisions of the Mortgage Note.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan.

                  "Mortgagor":  The obligor or obligors on a Mortgage Note.

                  "Net Mortgage Rate": As to each Mortgage Loan, a per annum rate of interest equal to the Mortgage Rate as in effect from time to time minus the Servicing Fee Rate.

                  "Non-Discount Mortgage Loan": Any Mortgage Loan that is not a Discount Mortgage Loan.

                  "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.01(b). The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Depositor and the Trustee.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": With respect to the Class SA Certificates, as of any date of determination, the aggregate Stated Principal Balance of all of the Non-Discount Mortgage Loans and related REO Properties immediately prior to such date and with respect to the Class SB Certificates, as of any date of determination, the aggregate Stated Principal Balance of all of the Mortgage Loans and related REO Properties immediately prior to such date, except that the initial Notional Amount for the Class SA Certificates and Class SB Certificates shall be rounded down to the nearest dollar increment.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer or of the Sub-Servicer and delivered to the Depositor and Trustee.

                  "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Trust Fund as a REMIC, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section
6.04 must be an opinion of counsel who (i) is in fact independent of the Depositor and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or in an affiliate of either and (iii) is not connected with the Depositor or the Master Servicer as an officer, employee, director or person performing similar functions.

                  "Original Senior Percentage": 87.489%, which is the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class P Certificates) as of the Closing Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (other than the aggregate of the related Discount Fraction of each such Stated Principal Balance) as of the Closing Date.

                  "OTS":  Office of Thrift Supervision or any successor.

                  "Outstanding Class SB Unpaid Interest Amount": As of any Distribution Date, an amount equal to (i) the aggregate of the Class SB Accrual Amounts for all preceding Distribution Dates minus (ii) the aggregate amount of all previous distributions to the Class SB Certificateholders in reduction of the Outstanding Class SB Unpaid Interest Amount pursuant to Section 4.01(b)(xvix) hereof.

                  "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04, 3.22 or 9.01.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class R Certificates, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class SA Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates on all outstanding Non-Discount Mortgage Loans as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Non-Discount Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of the Non-Discount Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal (or, in the case of the Pass-Through Rate for the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class SB Certificates, a rate per annum equal to the Fixed Strip Rate.

                  "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), the undivided beneficial ownership interest in the related Class evidenced by such Certificate, which as to each such Certificate shall be equal to the initial Certificate Principal Balance (or portion of the related Notional Amount set forth on the face thereof, as applicable) thereof divided by the aggregate initial Certificate Principal Balance (or Notional Amount, as applicable) of all of the Certificates of the same Class, expressed as a percentage carried to four decimal places. With respect to a Residual Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage carried to four decimal places, as stated on the face of such Certificate.

                  "Periodic Rate Cap": With respect to any Adjustable Rate Loan, the provision in the related Mortgage Note that limits permissible increases and decreases in the Mortgage Rate on any related Adjustment Date (other than the initial Adjustment Date thereof) to not more than 1% above or below the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Instruments":  Any one or more of the following:

                (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase obligations (the collateral for which is held by a third party or the Trustee) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term rating categories;

              (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof has been rated by each Rating Agency in its highest short-term rating;

               (iv) mutual funds organized under the Investment Company Act of 1940 rated not less than "AAAm" by Standard & Poor's, not less than "P-1" by Moody's and not less than "D-1" by Duff & Phelps, if rated by Duff & Phelps;

                (v) commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating; and

               (vi) any other obligation or security acceptable to each Rating Agency (as certified by a letter from each Rating Agency to the Trustee) in respect of mortgage pass-through certificates rated in one of its two highest rating categories;

provided, that no such instrument shall be a Permitted Instrument if such instrument evidences either (a) the right to receive interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation.

                  "Permitted Transferee": Any transferee of a Class R Certificate other than a Non- United States Person or Disqualified Organization.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pool Strip Rate": With respect to each Non-Discount Mortgage Loan and any Distribution Date, the Pool Strip Rate is equal to the then applicable Net Mortgage Rate thereon minus 8.250% per annum.

                  "Prepayment Assumption": A constant prepayment rate ("CPR") of 18% per annum, used solely for determining the rate of accrual of original issue discount, market discount and amortizable premium on the Certificates for federal income tax purposes. A CPR represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its then outstanding principal balance for the life of such mortgage loans.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period, an amount equal to the amount of interest that would have accrued at the applicable Net Mortgage Rate on the principal balance of such Mortgage Loan immediately prior to such prepayment, or in the case of a partial Principal Prepayment on the amount of such prepayment, during the period commencing on the date of prepayment, or in the case of a Principal Prepayment in full the date as of which the prepayment is applied, and ending on the last day of the month of prepayment.

                  "Prepayment Period": As to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

                  "Primary Hazard Insurance Policy": Each primary hazard insurance policy required to be maintained pursuant to the first or the second paragraph of Section 3.13.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Prospective Losses": As of any Determination Date, an amount equal to the sum of the following: (i) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans delinquent from 31 to 60 days, (y) 25% and (z) the Loss Severity Percentage; (ii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans delinquent 61 to 90 days, (y) 50% and (z) the Loss Severity Percentage; and (iii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans delinquent 91 days or more plus the aggregate Stated Principal Balance of any related REO Properties and (y) the Loss Severity Percentage. For purposes of calculating Prospective Losses, Mortgage Loans in foreclosure will be categorized based on their respective number of days of delinquency.

                  "Purchase Price": With respect to any Mortgage Loan (or related REO Property) required to be purchased pursuant to Section 2.02 or 2.04 or that the Master Servicer is entitled to repurchase pursuant to Section 3.22, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof,
(ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid

Servicing Fees from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, plus (iii) the aggregate of all Advances made in respect thereof that were not previously reimbursed.

                  "Rating Agency": Moody's and Duff & Phelps or their respective successors. If such agency and its successors are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer. References herein to the two highest long term debt rating categories of a Rating Agency shall mean "Aa2" or better in the case of Moody's and "AA" or better in the case of Standard & Poor's and Duff & Phelps and references herein to the highest short-term debt rating of a Rating Agency shall mean "Prime - 1" in the case of Moody's, "A-1" in the case of Standard & Poor's and "D - 1" in the case of Duff & Phelps, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

                  "Realized Loss": With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of such Cash Liquidation or REO Disposition, plus
(ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation or REO Disposition occurred on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Sub-Servicer with respect to related Advances not previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the amount of such Debt Service Reduction.

                  "Record Date": With respect to any Distribution Date (other than the Distribution Date occurring in March 1996), the last Business Day of the month immediately preceding the month of such Distribution Date. With respect to the Distribution Date occurring in March 1996, the Closing Date.

                  "Regular Certificate": Any of the Certificates other than the Class R Certificates.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REO Acquisition": The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.15.

                  "REO Disposition": The final receipt by or on behalf of the Master Servicer of all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of an REO Property.

                  "REO Imputed Interest": As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

                  "REO Proceeds": Proceeds, net of any directly related expenses and funds withheld therefrom in accordance with this Agreement, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibits F-1 or F-2 attached hereto.

                  "Residual Certificate":  Any of the Class R Certificates.

                  "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer, any assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Rule 144A": Rule 144A under the Securities Act of 1933, as amended, as in effect from time to time.

                  "Scheduled Principal and Net Recoveries": With respect to any Distribution Date, an amount equal to the aggregate of the following:

                  (1) the principal portion of each Monthly Payment on the Outstanding Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of related Debt Service Reductions which constitute Excess Bankruptcy Losses;

                  (2) the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period; and

                  (3) the principal portion of all Insurance Proceeds, Liquidation Proceeds and related REO Proceeds received during the related Prepayment Period minus the aggregate amount of expenses incurred by the Master Servicer in connection with the liquidation of the related Mortgage Loans to the extent such expenses are not otherwise recoverable from such Insurance Proceeds, Liquidation Proceeds or REO Proceeds; but only to the extent that any such amounts either (A) were not received in connection with a Cash Liquidation or REO Disposition, or (B) were received in connection with a Cash Liquidation or REO Disposition which resulted in an Excess Special Hazard Loss, Excess Bankruptcy Loss, Excess Fraud Loss or Extraordinary Loss.

                  "Seller": Quality Mortgage USA, Inc., and its successors and assigns.

                  "Seller's Warranty Certificate": The Seller's Warranty Certificate dated the Closing Date and executed by the Seller with respect to the Mortgage Loans purchased under the related Mortgage Loan Purchase Agreements between the Seller and DLJMCI.

                  "Senior Accrual Diversion Amount": With respect to any Distribution Date, an amount equal to the lesser of (A) the Accrued Certificate Interest on the Class SB Certificates for such Distribution Date, and (B) the amount, if any, by which the aggregate of all Senior Accrual Diversion Amounts for all preceding Distribution Dates is less than the sum of (i) an amount equal to 2.500% of the aggregate Certificate Principal Balance of all Classes of Certificates as of the Cut-off Date and (ii) 100% of all Realized Losses allocated to any class of Certificates with respect to such Distribution Date and on all preceding Distribution Dates (except to the extent such Realized Losses were allocated to any Class of Class P Certificates, Class A Certificates or Class B Certificates on any such preceding Distribution Date).

                  "Senior Certificate": Any of the Class SA Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates or the Class P Certificates.

                  "Senior Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

                  "Senior Prepayment Percentage": The Senior Prepayment Percentage shall equal, with respect to any Distribution Date, the percentage indicated below:

                                    SENIOR PREPAYMENT
DISTRIBUTION DATE                   PERCENTAGE

March 1996 through                  100%
  February 2001

March 2001 through                  Senior Percentage, plus 70% of
  February 2002                     the difference between 100% and the Senior
                                    Percentage

March 2002 through                  Senior Percentage, plus 60% of
  February 2003                     the difference between 100% and the Senior
                                    Percentage

March 2003 through                  Senior Percentage, plus 40% of
  February 2004                     the difference between 100% and the Senior
                                    Percentage

March 2004 through                  Senior Percentage, plus 20% of
  February 2005                     the difference between 100% and the Senior
                                    Percentage

March 2005 and                      Senior Percentage;
  thereafter

provided, however, (i) that any scheduled reduction to the Senior Prepayment Percentage described above shall not occur as of any Distribution Date unless either (a)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after February 1996 are less than 30%, 35%, 40%, 45% and 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class B Certificates and 2.500% of the initial Certificate Principal Balances of all of the Certificates or (b)(1) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class B Certificates and 2.500% of the initial Certificate Principal Balances of all of the Certificates, (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior Prepayment Percentage for such Distribution Date shall be 100% and (iii) that for any Distribution Date prior to the Distribution Date in March 2003 on which the difference between 100% and the Senior Percentage is less than twice the difference between 100% and the Senior Percentage as of the Cut-off Date, the Senior Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Senior

Certificates (other than the Class P Certificates) to zero, the Senior Prepayment Percentage will equal 0%.

                  "Senior Principal Distribution Amount": As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.01(b)(i) and (ii) and (b) the sum of the amounts required to be distributed to the Senior Certificates (other than the Class P Certificates) on such Distribution Date pursuant to Section 4.01(b)(iii).

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under the second paragraph of Section 3.01 and Section 3.09.

                  "Servicing Fee": As to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the calendar month preceding the month in which the payment is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in full made by the Mortgagor, interest for the number of days covered by such payment of interest).

                  "Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.500%.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

                  "Single Certificate": A Certificate of any Class evidencing an Initial Certificate Principal Balance equal to $1,000.

                  "Special Hazard Amount": As of any Distribution Date, an amount equal to $777,081 (the initial "Special Hazard Amount") minus the sum of
(i) the aggregate amount of Special Hazard Losses allocated solely to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates and the Class R Certificates in accordance with Section
4.04 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each Anniversary, the Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such Anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such Anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on such Anniversary and (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on such Anniversary.

                  "Special Hazard Loss": Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss, but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained in respect to such Mortgaged Property pursuant to
Section 3.13 to the extent of the amount of such loss covered thereby, or (ii) any Extraordinary Loss.

                  "Special Hazard Percentage": As of each Anniversary, the greater of (i) 1% (or, if greater than 1%, the highest percentage of Mortgage Loans, by principal balance, in any California zip code area) times the aggregate principal balance of all of the Mortgage Loans on such Anniversary and
(ii) twice the principal balance of the single Mortgage Loan having the largest principal balance.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or its successor in interest.

                  "Startup Day": The day designated as such pursuant to Article X hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were distributed or with respect to which an Advance was distributed, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and net income from a REO Property to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.04 for any previous Distribution Date.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicer Remittance Date": The 18th day of each month, or if such day is not a Business Day, the immediately preceding Business Day.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.


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




                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Event":  The event described in Section 7.02.

                  "Total Expected Losses": On any Distribution Date, the sum of
(a) the aggregate amount of Realized Losses on the Mortgage Loans previously allocated solely to any of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates and (b) the Prospective Losses as of such Determination Date.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer of any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any) as from time to time are subject to this Agreement and all payments under and proceeds of the Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to
Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Certificate Account;
(iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; and (v) the Depositor's interest in respect of the representations and warranties made by the Seller in each Mortgage Loan Purchase Agreement and in the Seller's Warranty Certificate as assigned to the Trustee pursuant to Section 2.04 hereof.

                  "Trustee": Bankers Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in
Section 7701 of the Code or successor provisions.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 95% of all of the Voting Rights shall be allocated among Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class P Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class SA Certificates, the Class SB Certificates and the Class R Certificates shall collectively be entitled to 2.00%, 2.00% and 1.00%, respectively, of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.             Conveyance of Mortgage Loans.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any prepayment fees and late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

                  The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $1,895.30 representing interest at the Net Mortgage Rate, for the calendar month of February 1996, for those Mortgage Loans which do not have Monthly Payments due on March 1, 1996. The Master Servicer shall hold such amount in the Custodial Account and shall include such amount in the Available Distribution Amount for the Distribution Date in March 1996.

                  In connection with the foregoing transfer and assignment of the Mortgage Loans, the following documents or instruments shall be delivered to, and deposited with, the Trustee with respect to each Mortgage Loan:

                (i) the original Mortgage Note, endorsed without recourse to the order of "Bankers Trust Company, as trustee" with all intervening endorsements showing a complete chain of endorsements from the originator to the Person endorsing it to the Trustee;

               (ii) the original recorded Mortgage or, if the original Mortgage has not been returned from the applicable public recording office, a copy of the Mortgage certified by the Seller to be a true and complete copy of the original Mortgage submitted to the title insurance company for recording;

              (iii) a duly executed original Assignment of the Mortgage in recordable form to "Bankers Trust Company, as trustee" or to "Bankers Trust Company, as trustee for the holders of DLJ Mortgage Acceptance Corp. Mortgage Pass-Through Certificates";

               (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator thereof to the Person assigning it to the Trustee or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Seller to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

                (v) the original lender's title insurance policy, or, if such policy has not been issued and if the Mortgage Loan was funded through a title insurance company pursuant to escrow or closing instructions precluding the title insurance company or other comparable escrow or closing agent from funding until it is prepared to issue the required title insurance coverage, a copy of such escrow or closing instructions;

               (vi) the original of any assumption, modification, extension or guaranty agreement;

              (vii) the original or a copy of the preliminary title report (or equivalent thereof) on the Mortgage Property;

             (viii) if any of the documents or instruments referred to above was executed on behalf of the Mortgagor by another Person, the original power of attorney or other instrument that authorized and empowered such Person to sign, or a copy thereof certified by the Seller (or by an officer of the applicable title insurance or escrow company) to be a true and correct copy of the original; and

               (ix) if the Mortgage Loan is a High Cost Loan, the notice to assignees that the Mortgage Loan is subject to special truth in lending rules, to the extent required by applicable law.

                  The Depositor hereby assigns to the Trustee, for the benefit of the Certificateholders, its interest in respect of the obligations of the Seller to deliver the Mortgage Files with respect to the Mortgage Loans. Insofar as any Mortgage Loan Purchase Agreement or the Seller's Warranty Certificate relates to any such obligation and any remedies provided thereunder for any breach of such obligations, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders.

                  The Seller is obligated pursuant to each Mortgage Loan Purchase Agreement to deliver to the Trustee: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Seller, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Seller was delivered to the Trustee pursuant to clause (ii) above; and (b) either the original Assignment or Assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment from the originator to the Seller, or in the event such original cannot be delivered by the Seller, a copy of such Assignment or Assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Seller were delivered to the Trustee pursuant to clause (iv) above. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

                  As promptly as practicable after the Closing Date, the Seller shall cause to be delivered to the appropriate public office for recordation in the real property records the Assignment referred to in clause (iii) and to the extent necessary in clause (iv) of this Section

2.01. While such Assignment to be recorded is being recorded, the Trustee shall retain a photocopy of such Assignment. If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller is required to prepare a substitute Assignment or cure such defect, as the case may be, and the Trustee shall cause such Assignment to be recorded in accordance with this paragraph.

                  The Seller is required under each Mortgage Loan Purchase Agreement to exercise its best reasonable efforts to deliver or cause to be delivered to the Trustee within 120 days of the Closing Date, or such other date as set forth in such Mortgage Loan Purchase Agreement, the original or a photocopy of the title insurance policy with respect to each of the related Mortgage Loans assigned to the Trustee pursuant to this Section 2.01.

                  All original documents relating to the Mortgage Loans which are not delivered to the Trustee, to the extent delivered by the Seller to the Master Servicer, are and shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

                  Except as may otherwise expressly be provided herein, neither the Depositor, the Master Servicer nor the Trustee shall (and the Master Servicer shall ensure that no Sub-Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or permit the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance of, any other Person.

                  It is intended that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Excess Proceeds Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Seller's or DLJMCI's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C) granted by the Seller to the Depositor pursuant to the related Mortgage Loan Purchase Agreements or granted by DLJMCI to the Depositor pursuant to the Assignment Agreement; (c) the possession by the Trustee or its agent of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee at the Depositor's direction shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

                  SECTION 2.02.             Acceptance of the Trust Fund by the
                                            Trustee.

                  The Trustee acknowledges receipt (subject to any exceptions noted in the Initial Certification described below) of the documents referred to in Section 2.01 above and all other assets included in the Trust Fund and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the Trust Fund (to the extent delivered or assigned to the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date to ascertain that all documents required to be delivered to it are in its possession, and the Trustee agrees to execute and deliver to the Depositor and the Master Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i) - (vii), (xi) - (xiv), (xvi) and (xxi) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. Neither the Trustee nor the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clause (vi) of Section 2.01. Neither the Trustee nor the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Within 90 days of the Closing Date the Trustee shall deliver to the Depositor and the Master Servicer a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect and in such a manner as to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall promptly notify the Seller, the Master Servicer and the Depositor. The Trustee shall promptly notify the Seller of such defect and request that the Seller cure any such defect within 60 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, request that the Seller purchase such Mortgage Loan from the Trust Fund on behalf of the Certificateholders at the Purchase Price, plus all other amounts due under the related Mortgage Loan Purchase Agreement in respect thereof, within 90 days after the date on which the Seller was notified of such defect. It is understood and agreed that the obligation of the Seller to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders. The Purchase Price and such other amounts for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Master Servicer in the Custodial Account and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall require as necessary to vest in the Seller ownership of any Mortgage Loan released pursuant hereto and at such time the Trustee shall have no further responsibility with respect to the related Mortgage File.

                  SECTION 2.03. Representations, Warranties and Covenants of the Master Servicer and the Depositor.

                  (a) The Master Servicer hereby represents and warrants to and covenants with the Depositor and the Trustee for the benefit of Certificateholders that:

                        (i) The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (except as otherwise permitted pursuant to Section 6.02), the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer is, and shall remain, approved to sell mortgage loans to and service mortgage loans for FNMA and FHLMC;

                       (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                      (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                       (iv) This Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                        (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                       (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                      (vii) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

                     (viii) The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained; and

                       (ix) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Depositor, the Trustee and the Certificateholders. Upon discovery by the Depositor, the Trustee or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Depositor or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.

                  (b) The Depositor hereby represents and warrants to the Master Servicer and the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                         (i) Assuming that representation (v) of the Seller set
                  forth in Exhibit J hereto is true and correct, then immediately prior to the assignment of the Mortgage Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest; and

                        (ii) The representations and warranties of the Seller
                  with respect to the Mortgage Loans and the remedies therefor that are contained in the related Mortgage Loan Purchase Agreements and in the Seller's Warranty Certificate are as set forth in Exhibit J hereto.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee.

                  Upon discovery by either the Depositor, the Master Servicer or the Trustee of a breach of any representation or warranty set forth in this
Section 2.03 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                  SECTION 2.04.             Representations and Warranties of
                                            the Seller.

                  The Depositor hereby assigns to the Trustee for the benefit of the Certificateholders its interest in respect of the representations and warranties made by the Seller in each Mortgage Loan Purchase Agreement or the exhibits thereto and in the Seller's Warranty Certificate. Insofar as any Mortgage Loan Purchase Agreement or the Seller's Warranty Certificate relates to any such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders. Upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made in any Mortgage Loan Purchase Agreement or in the Seller's Warranty Certificate in respect of any Mortgage Loan which are set forth in Exhibit J attached hereto which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Trustee shall promptly notify the Seller of such breach and request that such Seller shall, within 90 days from the date that the Depositor, the Master Servicer or the Trustee was notified of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price, plus all other amounts due under the related Mortgage Loan Purchase Agreement in respect thereof, and in the manner set forth in Section 2.02. Except as expressly set forth herein neither the Trustee nor the Master Servicer is under any obligation to discover any breach of the above mentioned representations and warranties. It is understood and agreed that the obligation of the Seller to cure such breach or purchase such


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Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

                  SECTION 2.05. Issuance of Certificates Evidencing Interests in the Trust Fund.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor has executed and caused to be authenticated and delivered to, or upon the order of, the Depositor the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.


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



                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01.             Master Servicer to Act as Master
                                            Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans in accordance with this Agreement, the related Mortgage Notes and Mortgages and the customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located, and shall have full power and authority, acting alone and/or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment, to (i) execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and (iii) cause title to such properties to be held by the Trustee or its nominee, on behalf of the Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.16, the Trustee shall execute based on the written request of the Master Servicer and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer and any Sub-Servicer to carry out their servicing and administrative duties hereunder. The Trustee shall not be liable for any action taken by the Master Servicer or any Sub-Servicer pursuant to the application of such special or limited powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. No costs incurred by the Master Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  It is expressly understood and agreed that in light of the underwriting criteria applicable to the Mortgage Loans, special servicing procedures are desirable in order to minimize the delinquency and loss experience of the Mortgage Loans. The Master Servicer hereby covenants that it will use reasonable efforts to prevent and to resolve delinquencies promptly and appropriately in light of the underwriting criteria applicable to the Mortgage Loans and that it will modify its procedures from time to time in accordance with the reasonable written request of the Depositor. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause the Trust Fund to fail to qualify as a REMIC under the Code or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

                  The relationship of the Master Servicer (and of any successor to the Master Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements with SubServicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the SubServicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With the consent of the Trustee, which consent shall not be unreasonably withheld, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights. Notwithstanding any inconsistent or contrary provision of this Agreement, neither any Interim Subservicer nor any Interim Servicing Agreement shall be subject to the foregoing provisions during the Interim Servicing Period for any related Mortgage Loan.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each SubServicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  SECTION 3.03.             Successor Sub-Servicers.

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02. Each Sub-Servicing Agreement, if any, shall include the provision that such agreement may be immediately terminated by any successor Master Servicer without cause and without payment of any fee or penalty in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including by reason of an Event of Default).

                  Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such agreement may be immediately terminated without cause and without any termination fee by any successor Master Servicer hereunder.

                  SECTION 3.04.             Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a SubServicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Sub-Servicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a SubServicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between Sub-Servicers and Trustee or
                                            Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee is then permitted and elects to terminate any Sub-Servicing Agreement in accordance with its terms. Subject to Section 3.03, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if the Sub-Servicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Sub-Servicing Agreements, and the Master Servicer shall continue to be entitled to any rights or benefits which arose prior to its termination as master servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 3.07.             Collection of Certain Mortgage Loan
                                            Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Insurance Policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Hazard Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that it is prohibited by applicable law from enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required. Notwithstanding the foregoing, the Master Servicer may not waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan without the express written consent of the Seller, except as otherwise required under applicable law. The Master Servicer shall be responsible for preparing and distributing all information statements relating to payments on the Mortgage Loans, in accordance with all applicable federal and state tax laws and regulations.



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




                  SECTION 3.08.             Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall otherwise be acceptable to the Master Servicer. All amounts held in a Sub-Servicing Account shall be held in trust for the Trustee for the benefit of the Certificateholders. The Sub-Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt of all proceeds of the Mortgage Loans received by the Sub-Servicer, less its servicing compensation and any unreimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer all funds held in the Sub-Servicing Account with respect to any Mortgage Loan as of the Sub-Servicer Remittance Date, after deducting from such remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition, on each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer any amounts required to be advanced pursuant to the related Sub-Servicing Agreement. The Sub-Servicer will also be required to remit to the Master Servicer, within one Business Day of receipt, the proceeds of any Principal Prepayment made by the Mortgagor and any Insurance Proceeds or Liquidation Proceeds.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Master Servicer and the Sub-Servicers shall establish and maintain one or more accounts (the "Servicing Accounts"), and shall deposit and retain therein all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, Primary Hazard Insurance Policy premiums, and comparable items for the account of the Mortgagors, to the extent that the Master Servicer customarily escrows for such amounts. Withdrawals of amounts so collected from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, Primary Hazard Insurance Policy premiums and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments), and 3.13 (with respect to Primary Hazard Insurance Policies); (iii) refund to Mortgagors any sums as may be determined to be overages; or (iv) clear and terminate the Servicing Account at the termination of this Agreement pursuant to Section 9.01. As part of its servicing duties, the Master Servicer or Sub-Servicers shall, if and to the extent required by law, pay to the Mortgagors interest on funds in Servicing Accounts from its or their own funds, without any reimbursement therefor.

                  SECTION 3.10.             Custodial Account.

                  (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited on a daily basis, or as and when received from the Sub-Servicers, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest on the Mortgage Loans, exclusive of any portion thereof representing interest in excess of the related Net Mortgage Rate;

              (iii) all Insurance Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the Master Servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;

               (iv) all proceeds of any Mortgage Loan or REO Property repurchased or purchased in accordance with Sections 2.02, 2.04, 3.22 or 9.01;

                (v) any amounts required to be deposited pursuant to Sections
         3.12 or 3.13; and

               (vi) all amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.01(b).

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive. In the event the Master Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, and the other accounts of the Master Servicer.

                  (b) Funds in the Custodial Account may be invested in Permitted Instruments in accordance with the provisions set forth in Section
3.12. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Custodial Account after any change thereof.

                  (c) Payments in the nature of prepayment fees and late payment charges received on the Mortgage Loans shall not be deposited in the Custodial Account, but rather shall be received and held by the Master Servicer solely for the benefit of and at the direction of the Seller. Upon receipt, such amounts shall be deposited by the Master Servicer into a separate account meeting the requirements for an Eligible Account, and such amounts shall be distributed by the Master Servicer to the Seller on a monthly basis. Such amounts shall not be applied or made available by the Master Servicer for any other purpose.

                  SECTION 3.11.             Permitted Withdrawals From the
                                            Custodial Account.

                  The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.10 that are attributable to the Mortgage Loans for the following purposes:

                         (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

                        (ii) to pay to itself, the Depositor, the Seller or any other appropriate person, as the case may be, with respect to each Mortgage Loan that has previously been purchased or repurchased pursuant to Sections 2.02, 2.04, 3.22 or 9.01 all amounts received thereon and not yet distributed as of the date of purchase or repurchase;

                       (iii) to reimburse itself or any Sub-Servicer for Advances not previously reimbursed, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans or REO Property with respect to which such Advances were made and as further provided in Section 3.15;

                        (iv) to reimburse itself, the Trustee or the Depositor for expenses incurred by or reimbursable to the Master Servicer, the Trustee or the Depositor pursuant to Sections 3.22, 6.03 or 10.01(c), except as otherwise provided in such Sections;

                         (v) to reimburse itself or any Sub-Servicer for costs and expenses incurred by or reimbursable to it relating to the prosecution of any claims pursuant to Section 3.13 that are in excess of the amounts so recovered;

                        (vi) to reimburse itself or any Sub-Servicer for unpaid Servicing Fees and unreimbursed Servicing Advances, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (vi) with respect to any Mortgage Loan being limited to late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.09 and any other related Late Collections;

                       (vii) to pay itself as servicing compensation (in addition to the Servicing Fees), on or after each Distribution Date, any interest or investment income earned on funds deposited in the Custodial Account for the period ending on such Distribution Date, subject to Section 8.05;

                      (viii) to reimburse itself or any Sub-Servicer for (A) any Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance or (b) any Advance previously made with respect to a delinquency that ultimately constituted an Excess Special Hazard Loss, Excess Fraud Loss, Excess Bankruptcy Loss or Extraordinary Loss; and



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



                        (ix) to clear and terminate the Custodial Account at the termination of this Agreement pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting records on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses
(ii), (iii), (iv), (vi), (vii) and (viii).

                  In connection with clause (viii) above, the Trustee shall notify the Master Servicer if and when the Certificate Principal Balances of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates or the Class R Certificates have been reduced to zero.

                  SECTION 3.12.             Permitted Instruments.

                  Any institution maintaining the Custodial Account shall at the direction of the Master Servicer invest the funds in such account in Permitted Instruments, each of which shall mature not later than the Business Day immediately preceding the Certificate Account Deposit Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Certificate Account Deposit Date) and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in the Custodial Account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in the Custodial Account (with respect to investments made hereunder of funds held therein) an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

                  SECTION 3.13.             Maintenance of Primary Hazard
                                            Insurance.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan primary hazard insurance with extended coverage on the related Mortgaged Property in an amount equal to the replacement value of the improvements, as determined by the insurance company, on such Mortgaged Property. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount equal to the replacement value of the improvements thereon. Pursuant to Section 3.10, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan are located in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance

(to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the replacement value of the improvements, which are part of such Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first two sentences of this Section 3.13 and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

                  SECTION 3.14.             Enforcement of Due-on-Sale Clauses;
                                            Assumption Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note or the Mortgage), exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if it reasonably believes that it is prohibited by law from doing so. If the Master Servicer is unable to enforce such "due-on-sale" clause (as provided in the previous sentence) or if no "due-on-sale" clause is applicable, the Master Servicer or the Sub-Servicer will enter into an assumption and modification agreement with the Person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note. Any fee collected by or on behalf of the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the Mortgage Rate, the amount of the Monthly Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap (to the extent that such terms apply to any Mortgage Loan) and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Master Servicer shall not enter into any substitution or assumption if such substitution or assumption shall (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause the Trust Fund to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original copy of such substitution or assumption agreement, which copy shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that the Master Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale of a Mortgaged Property that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.15.             Realization Upon Defaulted Mortgage
                                            Loans.

                  The Master Servicer shall exercise reasonable efforts, consistent with the procedures that the Master Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from the Trust Fund pursuant to any other provision hereof. The Master Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by Certificateholders, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

                  The proceeds of any Cash Liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances, pursuant to
Section 3.11(vi) or 3.22; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the last day of the month in


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which the Cash Liquidation or REO Disposition occurred, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Cash Liquidation or REO Disposition; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, to interest at the Net Mortgage Rate. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to
Section 3.11(vi). The portions of the recovery so allocated to interest at the Net Mortgage Rate and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Master Servicer or any SubServicer for any related unreimbursed Advances in accordance with Section 3.11(iii) or 3.22, and second, for distribution in accordance with the provisions of Section 4.01(b), subject to Section 3.22 with respect to certain recoveries from an REO Disposition constituting Excess Proceeds.

                  Notwithstanding any other provision of this Agreement, no REO Property shall be acquired by the Trust Fund in such circumstances or manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860(a)(8) of the Code (unless all such REO Property not treated as "foreclosure property" held by the REMIC at any given time constitutes not more than a DE MINIMIS amount of the assets of the REMIC within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) subject the Trust Fund to the imposition of any federal income taxes under the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  SECTION 3.16.             Trustee to Cooperate; Release of
                                            Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File in the form of the Request for Release attached hereto as Exhibit F-2. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer. Subject to the receipt by the Master Servicer of the proceeds of such payment in full and the payment of all related fees and expenses, the Master Servicer shall arrange for the release to the Mortgagor of the original cancelled Mortgage Note. All other documents in the Mortgage File shall be retained by the Master Servicer to the extent required by applicable law. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account, the Excess Proceeds Account or the Certificate Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release in the form attached hereto as Exhibit F-1, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents as the


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Master Servicer shall prepare and request as being necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certification of a Servicing Officer in the form of the Request for Release attached hereto as Exhibit F-1, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Custodial Account have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of such Request for Release shall be released by the Trustee to the Master Servicer.
                  Upon written request of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Master Servicer that are necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such request that such pleadings or documents be executed by the Trustee shall include a certification as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.17.             Servicing Compensation.

                  As compensation for its activities hereunder, the Master Servicer shall be entitled to retain, from deposits to the Custodial Account of amounts representing payments or recoveries of interest, the Servicing Fees with respect to each Mortgage Loan (less any portion of such amounts retained by any Sub-Servicer). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections to the extent permitted in
Section 3.11.

                  The Master Servicer also shall be entitled pursuant to Section
3.11 to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, subject to Section 3.23, as well as any assumption fees and reconveyance fees. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the SubServicers to the extent not retained by it and the fees and expenses of the Trustee), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11. The


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



Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  SECTION 3.18.             Maintenance of Certain Servicing
                                            Policies.

                  During the term of its service as Master Servicer, the Master Servicer shall maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by such corporation. The Master Servicer shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such errors and omissions policy or policies or fidelity bond in a timely fashion in accordance with the terms of such policy or bond, and upon the filing of any claim on any policy or bond described in this Section, the Master Servicer shall promptly notify the Trustee of any such claims and the Trustee shall notify each Rating Agency of such claim.

                  SECTION 3.19.             Annual Statement as to Compliance.

                  The Master Servicer will deliver to the Trustee and the Depositor on or before April 30th of each year, beginning with April 30, 1997, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been noncompliance with such servicing standards or a default in the fulfillment of any such obligation, such Officers' Certificate shall describe such noncompliance or specify each such default, as the case may be, known to such officers and the nature and status thereof.

                  SECTION 3.20. Annual Independent Public Accountants' Servicing Statement.

                  On or before April 30th of each year, beginning with April 30, 1997, the Master Servicer at its expense shall furnish to the Depositor, the Trustee and the Seller (i) an opinion by a firm of independent certified public accountants on the financial position of the Master Servicer at the end of its fiscal year and the results of operations and changes in financial position of the Master Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a report from such independent certified public accountants to the effect that based on an examination conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, such firm is of the opinion that the assertion made pursuant to Section 3.19 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding fiscal year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may


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



rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable reports for examinations conducted substantially in accordance with such accounting standards (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.21.             Access to Certain Documentation.

                  (a) The Master Servicer shall provide to the OTS, the FDIC and other federal banking regulatory agencies, and their respective examiners, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS, the FDIC and such other agencies. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this section.

                  (b) The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Depositor and the Trustee with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise to the extent related to the servicing of the Mortgage Loans. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                  SECTION 3.22. Title, Conservation and Disposition of REO Property.

                  This Section shall apply only to REO Properties acquired for the account of the Trust Fund, and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trust Fund pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund) addressed to the Trustee and


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



the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Trust Fund of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property.

                  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets. The Master Servicer shall deposit, or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties, net of any directly related expenses incurred and funds withheld therefrom that are necessary for the proper operation, management and maintenance of the REO Property.

                  If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property or any outstanding Advances allocated thereto the Master Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and any unreimbursed related Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.15.

                  The REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall determine.

                  The Master Servicer shall deposit the proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, in the Custodial Account upon receipt thereof for distribution in accordance with
Section 4.01; provided that any such net proceeds which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the last day of the month in which the REO Disposition occurred ("Excess Proceeds") shall be deposited into the Excess Proceeds Account in accordance with the provisions of Section 3.25(a).

                  Notwithstanding the foregoing provisions of this Section 3.22, with respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge


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



of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall promptly notify the Seller and request the Depositor to provide directions and instructions with respect to such Mortgage Loan and shall act in accordance with any such directions and instructions provided by the Depositor. Furthermore, notwithstanding the preceding sentence of this
Section 3.22, with respect to any Mortgage Loan described by such sentence, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to the related Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, the related Mortgaged Property, unless (i) the Depositor and the Trustee jointly direct the Master Servicer to take such action and (ii) either (A) the Master Servicer has, at least 30 days prior to taking such action, obtained and delivered to the Depositor an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards or (B) the Depositor has directed the Master Servicer not to obtain an environmental audit report. If the Depositor has not provided directions and instructions to the Master Servicer in connection with any such Mortgage Loan within 30 days of a request by the Master Servicer for such directions and instructions, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The Master Servicer hereby agrees that it shall not require the Seller to repurchase any Mortgage Loan under the provisions of any applicable agreement, if the Depositor has directed the Master Servicer to take any action as described in the second preceding sentence in connection with the related Mortgaged Property and if the Master Servicer at the time of such direction had notice of the presence of such toxic or hazardous substance, unless the Seller was notified of such toxic or hazardous substance and consented to the action so directed by the Master Servicer.

                  The cost of the environmental audit report contemplated by this Section 3.22 shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property in compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

                  The Master Servicer shall have the option to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent (I.E., any Mortgage Loan on which the related Mortgagor has failed to make four or more consecutive Monthly Payments) and that the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (such determination to be evidenced by an Officer's Certificate of the Master Servicer delivered to the Trustee prior to purchase) for an amount equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 3.22 shall be deposited in the Custodial Account, and upon receipt of written certification from the Master Servicer of such deposit, the Trustee shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant to this Section 3.22.

                  SECTION 3.23.             Additional Obligations of the Master
                                            Servicer.

                  On each Certificate Account Deposit Date, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account from its own funds and without any right of reimbursement therefor, a total amount equal to the aggregate of the Prepayment Interest Shortfalls in respect of the Mortgage Loans for the related Distribution Date; provided that the Master Servicer's obligations under this subsection for any Distribution Date shall not be more than the total amount of its servicing compensation payable with respect to the related Distribution Date.

                  SECTION 3.24.             Additional Obligations of the
                                            Depositor.

                  The Depositor agrees that on or prior to the tenth day after the Closing Date, the Depositor shall provide the Trustee with a written notification, substantially in the form of Exhibit K attached hereto, relating to each Class of Certificates, setting forth (i) in the case of each Class of such Certificates, (a) if less than 10% of the aggregate Certificate Principal Balance of such Class of Certificates has been sold as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit K hereto, or, (b) if 10% or more of such Class of Certificates has been sold as of such date but no single price is paid for at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold and the aggregate percentage of Certificates of such Class sold, (c) the first single price at which at least 10% of the aggregate Certificate Principal Balance of such class of Certificates was sold, or (d) if any Certificates of each Class of Certificates are retained by the Depositor or an affiliate corporation, or are delivered to the Seller the fair market value of such Certificates as of the Closing Date, (ii) the prepayment assumption used in pricing the Certificates, and (iii) such other information as to matters of fact as the Trustee may reasonably request to enable it to comply with its reporting requirements with respect to each Class of such Certificates to the extent such information can in the good faith judgment of the Depositor be determined by it.

                  SECTION 3.25.             Excess Proceeds Account

                  (a) The Trustee shall establish and maintain one or more accounts (collectively, the "Excess Proceeds Account") in which the Master Servicer shall, on behalf of the Trust Fund, deposit or cause to be deposited on a daily basis, or as and when received from the Sub-Servicers, the Excess Proceeds, if any, with respect to each Mortgage Loan as to which an REO Disposition occurs. The Excess Proceeds Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, from funds of investors, from funds or other assets of the Trustee, and from the other accounts of the Trustee.

                  (b) On or before 2:00 P.M. Los Angeles time on each Certificate Account Deposit Date, the Trustee shall withdraw or cause to be withdrawn from the Excess Proceeds Account, to the extent of the amount on deposit therein at such time, and deposit or cause to be deposited in the Certificate Account, by wire transfer of immediately available funds, an amount equal to the lesser of (i) the amount, if any, on deposit in the Excess Proceeds Account as of the close of business on the related Determination Date and
(ii)(A) the sum of the aggregate amount of all Realized Losses allocated among the Certificates on any previous Distribution Date pursuant to Section 4.04 and the aggregate amount of all Realized Losses to be allocated among the Certificates on the related Distribution Date pursuant to Section 4.04 minus (B) the aggregate amount of all distributions allocated among the Certificateholders on any previous Distribution Date in accordance with Section 4.01(b)(xi), (xvi),
(xvii), (xviii), (xxi) or (xxii) or in accordance with Section 4.01(i).

                  (c) If the amount on deposit in the Excess Proceeds Account as of the close of business on any Determination Date would exceed the product of 1.00% and the aggregate Certificate Principal Balance of all of the Certificates outstanding immediately after the close of business on the related Distribution Date, the Trustee shall, on or before 2:00 P.M. Los Angeles time on the related Certificate Account Deposit Date, withdraw or cause to be withdrawn from the Excess Proceeds Account, to the extent of the amount on deposit therein at such time, and deposit or cause to be deposited in the Certificate Account, by wire transfer of immediately available funds, the excess of such amount over such product.

                  (d) The Excess Proceeds Account shall be an Eligible Account in accordance with the definition of "Excess Proceeds Account" in Section 1.01. The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Excess Proceeds Account to invest the funds in the Excess Proceeds Account in one or more Permitted Instruments designated in the name of the Trustee for the benefit of the Certificateholders, each of which Permitted Instruments shall be held to maturity, unless payable on demand, and shall mature, unless payable on demand, not later than the Business Day immediately preceding the Certificate Account Deposit Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution with which the Excess Proceeds Account is maintained, then such Permitted Instrument shall mature not later than such Certificate Account Deposit Date). All income and gain realized from any such investment as well as any interest earned on deposits in the Excess Proceeds Account shall be for the benefit of the Certificateholders and shall be held in the Excess Proceeds Account (or in Permitted Instruments in which the funds in the Excess Proceeds Account are invested) until transferred from the Excess Proceeds Account to the Certificate Account in accordance with Section 3.25(b) or (c). The amount of any loss incurred in respect of any such investment shall be borne by the Certificateholders without any right of reimbursement.

                  (e) As part of each Determination Date Report delivered to the Trustee in accordance with Section 4.03(a), the Master Servicer shall provide information with respect to the amount, if any, of Excess Proceeds deposited in the Excess Proceeds Account in respect of each Mortgage Loan as to which an REO Disposition occurred during the related Prepayment Period.

                  (f) The Trustee shall promptly provide notice to the Depositor and the Master Servicer of the initial location of the Excess Proceeds Account and shall promptly provide notice to the Depositor and the Master Servicer of the location of the Excess Proceeds Account after any change in location of the Excess Proceeds Account.


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




                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01.             Certificate Account; Distributions.

                  (a) The Trustee shall establish and maintain a Certificate Account, in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. Los Angeles time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date,
(ii) any amount required to be deposited in the Certificate Account pursuant to Sections 3.13, 3.22 or 3.23 and (iii) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

                  (b) On each Distribution Date the Trustee shall distribute to the Master Servicer in the case of a distribution pursuant to Section 4.01(b)(iv) and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee at least 5 Business Days prior to the related Record Date and such Certificateholder is the registered owner of Certificates the aggregate Initial Certificate Principal Balance of which is not less than $2,500,000 (or, with respect to the Class SA Certificates and the Class SB Certificates, is the registered owner of an aggregate initial Notional Amount of not less than $10,000,000 of the Class SA Certificates or the Class SB Certificates), or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority, in each case to the extent of the Available Distribution Amount:

                  (i) to the Class SA Certificateholders, the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class A-3 Certificateholders, on a pro rata on the basis of the aggregate Accrued Certificate Interest payable thereon, Accrued Certificate Interest on such Classes of Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date;

                  (ii) to the Class P Certificateholders, the Class P Distribution Amount, applied to reduce the Certificate Principal Balance thereof;

                  (iii) to the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class A-3 Certificateholders, in the order set forth in Section 4.01(c), the sum of the following amounts applied to reduce the Certificate Principal Balances thereof:

                           (A) an amount equal to the then applicable Senior
                  Percentage for such Distribution Date times the Scheduled Principal and Net Recoveries for such


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



                  Distribution Date (other than the related Discount Fraction of the principal portion of such payments and collections with respect to a Discount Mortgage Loan);

                           (B) an amount equal to the then applicable Senior
                  Prepayment Percentage for such Distribution Date times the aggregate of all Principal Prepayments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments with respect to a Discount Mortgage
                  Loan);

                           (C) with respect to each Mortgage Loan for which a
                  Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (i) the then applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (ii) the Senior Prepayment Percentage for such Distribution Date times the related collections (including without limitation Insurance Proceeds and Liquidation Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.15 (other than the related Discount Fraction of such collections with respect to a Discount Mortgage Loan); and

                           (D) any amounts described in this Section
                  4.01(b)(iii), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates;

                  (iv) to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                  (v) to the Class B-1 Certificateholders, Accrued Certificate Interest on the Class B-1 Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date;

                 (vi) to the Class B-1 Certificateholders, the sum of the following amounts applied to reduce the Certificate Principal Balance thereof:

                           (A) the Class B-1 Percentage for such Distribution
                  Date times the Scheduled Principal and Net Recoveries for such Distribution Date (other than the


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



                  related Discount Fraction of the principal portion of such payments and collections with respect to a Discount Mortgage
                  Loan);

                           (B) an amount equal to the (1) the Class B-1
                  Percentage for such Distribution Date divided by the Class B Percentage for such Distribution Date times (2) the Class B Prepayment Percentage times the aggregate of all Principal Prepayments received during the related Prepayment Period (other than the related Discount Fraction of the principal portion of such payments and collections with respect to a Discount Mortgage Loan);

                           (C) such Class's pro rata share, based on the
                  Certificate Principal Balance of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class R Certificates, of all amounts received in connection with a Cash Liquidation or an REO Disposition (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates; and

                           (D) any amounts described in this Section
                  4.01(b)(vi), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class B-3 Certificates. the Class B-2 Certificates, the Class SB Certificates and the Class R Certificates.

                  (vii) to the Class B-2 Certificateholders, Accrued Certificate Interest on the Class B-2 Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date;

                  (viii) to the Class B-2 Certificateholders, the sum of the following amounts applied to reduce the Certificate Principal Balance thereof:

                           (A) the Class B-2 Percentage for such Distribution
                  Date times the Scheduled Principal and Net Recoveries for such Distribution Date (other than the related Discount Fraction of the principal portion of such payments and collections with respect to a Discount Mortgage Loan);

                           (B) an amount equal to (1) the Class B-2 Percentage
                  for such Distribution Date divided by the Class B Percentage for such Distribution Date times (2) the Class B Prepayment Percentage times the aggregate of all Principal Prepayments received during the related Prepayment Period (other than the related Discount Fraction of the principal portion of such payments and collections with respect to a Discount Mortgage
                  Loan);

                           (C) such Class's pro rata share, based on the
                  Certificate Principal Balance of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3


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



                  Certificates and the Class R Certificates, of all amounts received in connection with a Cash Liquidation or an REO Disposition (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates; and

                           (D) any amounts described in this Section
                  4.01(b)(viii), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class B-3 Certificates, the Class SB Certificates and the Class R Certificates.

                  (ix) to the Class B-3 Certificateholders, Accrued Certificate Interest on the Class B-3 Certificates for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date;

                  (x) to the Class B-3 Certificateholders, the sum of the following amounts applied to reduce the Certificate Principal Balance thereof:

                           (A) the Class B-3 Percentage for such Distribution
                  Date times the Scheduled Principal and Net Recoveries for such Distribution Date (other than the related Discount Fraction of the principal portion of such payments and collections with respect to a Discount Mortgage Loan);

                           (B) an amount equal to (1) the Class B-3 Percentage
                  for such Distribution Date divided by the Class B Percentage for such Distribution Date times (2) the Class B Prepayment Percentage times the aggregate of all Principal Prepayments received during the related Prepayment Period (other than the related Discount Fraction of the principal portion of such payments and collections with respect to a Discount Mortgage
                  Loan);

                           (C) such Class's pro rata share, based on the
                  Certificate Principal Balance of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class R Certificates, of all amounts received in connection with a Cash Liquidation or an REO Disposition (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates; and

                           (D) any amounts described in this Section 4.01(b)(x),
                  as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class SB Certificates and the Class R Certificates.



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




                  (xi) to the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class A-3 Certificateholders, in the order set forth in Section 4.01(c), an amount equal to the Senior Accrual Diversion Amount for such Distribution Date up to and in reduction of the Certificate Principal Balances of such Certificates;

                  (xii) to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class A-3 Certificateholders and the Class P Certificateholders, pro rata basis based on their respective outstanding Certificate Principal Balances, the portion, if any of the Available Distribution Amount remaining, but in no event more than the principal portion of Realized Losses previously allocated thereto and not previously reimbursed;

                  (xiii) to the Class B-1 Certificateholders, the portion, if any of the Available Distribution Amount remaining, but in no event more than the principal portion of Realized Losses previously allocated thereto and not previously reimbursed;

                  (xiv) to the Class B-2 Certificateholders, the portion, if any of the Available Distribution Amount remaining, but in no event more than the principal portion of Realized Losses previously allocated thereto and not previously reimbursed;

                  (xv) to the Class B-3 Certificateholders, the portion, if any of the Available Distribution Amount remaining, but in no event more than the principal portion of Realized Losses previously allocated thereto and not previously reimbursed;

                  (xvi) to the Class B-1 Certificateholders, an amount, applied to reduce the Certificate Principal Balance thereof, equal to the Class B-1 Percentage for such Distribution Date divided by the Class B Percentage for such Distribution Date multiplied by the amount remaining following the distributions pursuant to clauses (xi) through
         (xv) above, up to and in reduction of the Certificate Principal Balance thereof;

                  (xvii) to the Class B-2 Certificateholders, an amount, applied to reduce the Certificate Principal Balance thereof, equal to the Class B-2 Percentage for such Distribution Date divided by the Class B Percentage for such Distribution Date multiplied by the amount remaining following the distributions pursuant to clauses (xi) through
         (xv) above, up to and in reduction of the Certificate Principal Balance thereof;

                  (xviii) to the Class B-3 Certificateholders, an amount, applied to reduce the Certificate Principal Balance thereof, equal to the Class B-3 Percentage for such Distribution Date divided by the Class B Percentage for such Distribution Date multiplied by the amount remaining following the distributions pursuant to clauses (xi) through
         (xv) above, up to and in reduction of the Certificate Principal Balance thereof;

                  (xix) to the Class SB Certificateholders, Accrued Certificate Interest thereon for such Distribution Date, to the extent such Accrued Certificate Interest is not added to the Outstanding Class SB Unpaid Interest Amount, on such Distribution Date and then, up to an amount equal to the Outstanding Class SB Unpaid Interest Amount for such Distribution Date, in reduction thereof;



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



                  (xx) to the Class R Certificateholders, Accrued Certificate Interest thereon for such Distribution Date to the extent not added to the Certificate Principal Balance thereof on such Distribution Date in accordance with Section 4.01(g);

                  (xxi) to the Class R Certificates the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balance of the Class R Certificates, but in no event more than the outstanding Certificate Principal Balance of the Class R Certificates; and

                  (xxii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

                  (c) Distributions of the Senior Principal Distribution Amount and the Senior Accrual Diversion Amount on the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on each Distribution Date prior to the occurrence of the Credit Support Depletion Date will be made as follows:

                  (i) first, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                 (ii) second, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                (iii) third, to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (d) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.01(c) above in respect of certain distributions among the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates will be disregarded, an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class P Certificates, and the Senior Principal Distribution Amount and the Senior Accrual Diversion Amount will be distributed to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

                  (e) After reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class P Certificates) to zero but prior to the occurrence of the Credit Support Depletion Date, the Senior Certificates (other than the Class P Certificates) will be entitled to no further distributions of principal and interest thereon and the Available Distribution Amount will be paid solely to the holders of the Class P Certificates, the Class SA Certificates, the Class B Certificates, the Class SB Certificates and the Class R Certificates.

                  (f) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Instruments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the


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



Distribution Date next following the date of such investment (except that (i) any investment in obligations of the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall agree to advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without right of reimbursement.

                  (g) On each Distribution Date, Accrued Certificate Interest on the Class SB Certificates that would otherwise be distributed on such Certificates on such Distribution Date shall instead be added to the Outstanding Class SB Unpaid Interest Amount; which amount will have the effect of increasing the Certificate Principal Balance of the Class R Certificates, to the extent provided by operation of the definition of Certificate Principal Balance (except to the extent of any concurrent reduction thereof resulting from the allocation of any Realized Loss thereto). On and after the Class B Certificate Termination Date, the Accrued Certificate Interest on the Class SB Certificates shall be payable to the Class SB Certificateholders to the extent that (i) any portion of such Accrued Certificate Interest is not required to render such date the Class B Certificate Termination Date in accordance with the definition thereof, (ii) any portion of such amount is not otherwise payable to the Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificates as a Senior Accrual Diversion Amount, and (iii) any portion of such amount is not otherwise payable to the Class P Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates as reimbursement for Realized Losses previously allocated thereto pursuant to Sections 4.01(b)(xii),
(xiii), (xiv) or (xv).

                  On each Distribution Date prior to the Class B Certificate Termination Date, unpaid Accrued Certificate Interest on the Class R Certificates for such Distribution Date that would otherwise be distributed on such Certificates on such Distribution Date shall instead be added to the Certificate Principal Balance thereof, to the extent provided by operation of the definition of Certificate Principal Balance. On and after the Class B Certificate Termination Date, and after the Outstanding Class SB Unpaid Interest Amount has been reduced to zero, Accrued Certificate Interest on the Class R Certificates for such Distribution Date shall be payable to the Class R Certificateholders. On and after the Class B Certificate Termination Date, unpaid Accrued Certificate Interest, if any, on the Class R Certificates will not be added to the Certificate Principal Balance thereof except to the extent of any portion of such Accrued Certificate Interest required to retire the Class B Certificates on the Class B Certificate Termination Date.


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



                  (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than five days after the Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                 (ii) no interest shall accrue on such Certificates from and after the end of the related previous calendar month.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining nontendering Certificateholders instructing such Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                  (i) On each Distribution Date, the Trustee shall distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), in the manner set forth in Section 4.01(b), such Certificateholder's share (based on the aggregate of the Percentage Interests represented by the Certificates of the applicable Class held by such Certificateholder) of the amount transferred from the Excess Proceeds Account to the Certificate Account on the related Certificate Account Deposit Date in accordance with Section 3.25(b), in the following order of priority; first, to the Holders of the Class SA Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on a pro rata basis, to the extent of and in proportion to the interest portion of the aggregate amount of all Realized Losses allocated to the Certificates of such Classes on such Distribution Date or any previous Distribution Date in accordance with Section 4.04 and not subsequently recovered through any distribution in accordance with this Section 4.01(i), and then second, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class P Certificates on a pro rata basis, to the extent of and in proportion to the principal portion of the aggregate amount of all Realized Losses allocated to the Certificates of such Classes on such Distribution Date or any previous Distribution Date


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



in accordance with Section 4.04 and not subsequently recovered through any distribution in accordance with Section 4.01(b)(xii) or in accordance with this
Section 4.01(i), third, to the Holders of the Class B-1 Certificates, fourth, to the Holders of the Class B-2 Certificates, and fifth, to the Holders of the Class B-3 Certificates, in each case to the extent of the aggregate amount of all Realized Losses allocated to the Certificate of such Class on such Distribution Date or any previous Distribution Date in accordance with Section
4.04 and not subsequently recovered through any distribution in accordance with
Section 4.01(b)(xiii), (xiv) or (xv) or in accordance with this Section 4.01(i), and sixth, to the Holders of the Class SB Certificates, and then seventh, to the Holders of the Class R Certificates. The distribution of any amount in accordance with this Section 4.01(i) shall not have the effect of reducing the Certificate Principal Balance of any Certificate to which such distribution is allocated.

                  (j) On each Distribution Date, the Trustee shall distribute to each Class R Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), in the manner set forth in Section 4.01(b), such Class R Certificateholder's share (based on the aggregate of the Percentage Interests represented by the Class R Certificates held by such Class R Certificateholder) of the amount transferred from the Excess Proceeds Account to the Certificate Account on the related Certificate Account Deposit Date in accordance with Section 3.25(c). The distribution of any amount in accordance with this Section 4.01(j) shall not have the effect of reducing the Certificate Principal Balance of any Class R Certificate to which such distribution is allocated.

                  SECTION 4.02.             Statements to Certificateholders.

                  On each Distribution Date the Trustee shall forward or cause to be forwarded by mail to each Holder of a Certificate and to the Depositor and the Master Servicer a statement as to such distribution setting forth:

                    (i) (a) the amount of such distribution to the Certificateholders of each Class applied to reduce the Certificate Principal Balance thereof, (b) the aggregate amount included therein representing Principal Prepayments, (c) the Senior Prepayment Percentage with respect to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates and the Class B Prepayment Percentage applicable to such distribution and (d) the aggregate of the Stated Principal Balances of any Mortgage Loans repurchased during the related Prepayment Period;

                        (ii) the amount of such distribution to the Certificateholders of such Class allocable to interest, and the Class SB Accrual Amount and the Class R Accrual Amount for such Distribution Date;

                       (iii) the amount of related servicing compensation received by or on behalf of the Master Servicer and any Sub-Servicers with respect to such Distribution Date and such other customary information as the Master Servicer deems necessary or desirable and supplies to the Trustee, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;



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                        (iv) the aggregate amount of Advances included in such
         distribution on such Distribution Date;

                         (v) the number and aggregate Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

                        (vi) the Certificate Principal Balance of a Single Certificate of such Class, the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class P Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class R Certificates, respectively, and the Senior Percentage, the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage and the Class R Percentage, after giving effect to the amounts distributed on such Distribution Date separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                       (vii) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days and (c) delinquent 91 days or more;

                      (viii) the number and aggregate Stated Principal Balance of Mortgage Loans as to which foreclosure proceedings have been commenced in each case as of the related Determination Date and which are (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days and (c) delinquent 91 days or more;

                        (ix) the number and aggregate Stated Principal Balance of Mortgage Loans as to which bankruptcy proceedings have been commenced in each case as of the related Determination Date and which are (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days and (c) delinquent 91 days or more;

                         (x) with respect to any Mortgage Loan that became a REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such month and the date of acquisition thereof;

                        (xi) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                       (xii) the Pass-Through Rate in effect for the preceding calendar month with respect to each Class of Certificates (other than the Class SB Certificates);

                      (xiii) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                       (xiv) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount remaining available immediately after such Distribution Date;



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



                        (xv) the aggregate Realized Losses incurred since the Cut-off Date;

                       (xvi) the aggregate Realized Losses allocated on such Distribution Date; and

                      (xvii) the amount of any Excess Proceeds distributed to each Class of Certificates.

                  In the case of information furnished pursuant to subclauses
(i)-(iii) above, the amounts shall also be expressed as a dollar amount per Single Certificate.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Certificate (other than a Class R Certificates) a statement containing the information set forth in subclauses
(i) - (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

                  On each Distribution Date the Trustee shall prepare and forward, to each Holder of a Class R Certificate a copy of the reports forwarded to each of the Certificateholders (other than the Class R Certificateholders) on such Distribution Date and a statement setting forth the amounts actually distributed with respect to the Class R Certificates on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  SECTION 4.03. Remittance Reports; Advances by the Master Servicer.

                  (a) On the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee a report, prepared as of the close of business on the Determination Date (the "Determination Date Report"), in the form of an electromagnetic tape or disk. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably available to the Master Servicer and that is required by the Trustee for purposes of making the calculations referred to in the following paragraph, as set forth in written specifications or guidelines issued by the Trustee from time to time. Not later than 10:00 A.M. Los Angeles time on the Business Day preceding each Certificate Account Deposit Date, the Trustee shall furnish by telecopy to the Master Servicer a statement (the information in such statement to be made available to Certificateholders or the Depositor by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial


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Account and deposited into the Certificate Account on the immediately succeeding
Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a).
The Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer. The determination by the Trustee of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder.

                  (b) Prior to the close of business on the Business Day preceding each Certificate Account Deposit Date, the Trustee shall notify the Master Servicer of the aggregate amount of Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments, (net of the related Servicing Fees), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided no Advance shall be made if it would be a Nonrecoverable Advance. On or before 2:00 P.M. Los Angeles time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Sub-Servicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the amounts held for future distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advances. Any portion of the amounts held for future distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. Los Angeles time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The amount of any reimbursement pursuant to any clause under Section 4.01(b), in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.11. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee. The Trustee shall deposit all funds it receives pursuant to this Section 4.03 into the Certificate Account.

                  (c) In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the aggregate of the Advances required to be made for the immediately succeeding Distribution Date in the amount determined by the Trustee pursuant to paragraph (b) above, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., Los Angeles time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 5:30 P.M., Los Angeles time, on the Certificate Account Deposit Date, unless by such time the


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Master Servicer shall have directly or indirectly deposited in the Certificate
Account the entire amount of the Advances required to be made for the related Distribution Date, pursuant to Section 7.01, the Trustee shall (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advances for the immediately succeeding Distribution Date; provided, however, that the Trustee's obligation to advance such amounts shall be as of the related Distribution Date.

                  SECTION 4.04.             Allocation of Realized Losses.

                  Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate by the Master Servicer. Realized Losses shall be allocated among the various Classes of Certificates as determined by the Trustee in accordance with the following provisions. All Realized Losses other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated first to the Class R Certificates, then to the Class SB Certificates (to the extent of the interest portions of such Realized Losses), then to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, in each case (other than for the Class SB Certificates) until the Certificate Principal Balance thereof has been reduced to zero, and, thereafter, any Realized Losses on the Mortgage Loans will be allocated, if any such loss is on a Discount Mortgage Loan, to the Class P Certificates in an amount equal to the related Discount Fraction of the principal portion of such Realized Loss, and the remainder of such Realized Losses and the entire amount of such Realized Losses on the NonDiscount Mortgage Loans to the remaining Classes of Senior Certificates (other than the Class P Certificates) on a pro-rata basis as described below. Notwithstanding the foregoing, such Realized Losses on the Mortgage Loans will not be allocated to any of the Senior Certificates or the Class B Certificates on any Distribution Date to the extent that such Realized Losses are less than the sum of (i) the portion of the Available Distribution Amount on such Distribution Date remaining after the distributions made pursuant to Section 4.01(x) and (ii) the Certificate Principal Balance of the Class R Certificates immediately prior to such Distribution Date. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated on a pro rata basis among all Classes of Certificates (other than the Class P Certificates), as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class P Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of the principal portion of such losses, and the interest portion of such losses on Discount Mortgage Loans will be allocated among all classes of Certificates (other than the Class P Certificates) on a pro rata basis. Notwithstanding the foregoing, any such Realized Losses on the Mortgage Loans will not be allocated to any of the Certificates on any Distribution Date to the extent that such Realized Losses together with any other Realized Losses are less than the sum of (i) the portion of the Available Distribution Amount on such Distribution Date remaining after the distribution made pursuant to Section 4.01(b)(x) and (ii) the Certificate Principal Balance of the Class R Certificates immediately prior to such Distribution Date.



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                  As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, without priority among the various Classes so specified, to each such Class of Certificates on the basis of the then outstanding Certificate Principal Balances thereof in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Certificate (except as follows) shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred at the close of business on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the most subordinate Class of Certificates outstanding, shall be made by operation of the definition of "Certificate Principal Balance," and by operation of the provisions of Section 4.01(b). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.01(b). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.01(b). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby. For purposes of the foregoing, the Trustee shall maintain records relating to the Bankruptcy Amount, Fraud Loss Amount and Special Hazard Amount as in effect from time to time.

                  SECTION 4.05. Information Reports to be Filed by the Master Servicer.

                  The Master Servicer or Sub-Servicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively, and promptly deliver upon such filing to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 4.06.             Compliance with Withholding
                                            Requirements.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, and payments of interest or discount on amounts invested by the Trustee as agent for Certificateholders pursuant to an election made under
Section 4.01 hereof, that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.



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                                    ARTICLE V

                                THE CERTIFICATES


                         SECTION 5.01. The Certificates.

                  (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A, B-1, B-2, B-3, B-4 and B-5. The Certificates will be issuable in registered form only. Except as provided in Section 5.01(b) below, the Class SA Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates shall be issuable in denominations evidencing initial Certificate Principal Balances or Notional Amounts, as applicable, of not less than $25,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates shall be issuable in denominations evidencing initial Certificate Principal Balances of not less than $1,000 and integral multiples of $1,000, the Class B-1 Certificates shall be issuable in denominations evidencing initial Certificate Principal Balances of not less than $25,000 and integral multiples of $1,000 in excess thereof and the Class B-2 Certificates and the Class B-3 Certificates shall be issuable in denominations evidencing initial Certificate Principal Balances of not less than $250,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each such Class of Certificates may be issued in an amount evidencing the sum of the authorized minimum denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such Class. The Class SB Certificates will be issuable in denominations evidencing initial Notional Amounts of not less than $250,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of the Class SB Certificates may be issued in an amount evidencing the sum of the authorized minimum denomination thereof and the remainder of the aggregate initial Notional Amount of such Class. The Class R Certificates will each be issuable in denominations of any Percentage Interest representing 5.00% and multiples of 0.01% in excess thereof; provided, however, that one Class R Certificate may be issued to the "tax matters person" pursuant to Article X, in a minimum denomination representing a Percentage Interest of not less than 0.01%.

                  Upon original issue, the Certificates shall, upon the written request of the Depositor executed by an officer of the Depositor, be executed and delivered by the Trustee, authenticated by the Trustee and delivered to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.


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                  (b) The Class SA Certificates, the Class A-1 Certificates, the
Class A-2 Certificate and the Class A-3 Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class SA Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee shall utilize the next available record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall, at the Depositor's expense, issue the Definitive Certificates. The Definitive Certificates shall be issuable in denominations evidencing initial Certificate Principal Balances or Notional Amounts, as applicable, of $1,000, and multiples of $1.00 in excess thereof, except that any such Definitive Certificate that was represented by a Book-Entry Certificate evidencing an initial Certificate Principal Balance or Notional Amount of less than $1,000 immediately prior to the issuance of such Definitive Certificate shall be issued in a denomination, the initial Certificate Principal Balance or Notional Amount, as the case may be, evidenced by such BookEntry Certificate. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in


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delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.


                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class P Certificate, a Class SB Certificate or a Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class P Certificate, a Class SB Certificate or a Class R Certificate is to be made under this Section 5.02(b), (i) the Depositor may direct the Trustee to require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor or any affiliate thereof, to a non-affiliate of the Depositor and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Depositor or the Master Servicer; provided however that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

                  (c) Transfers of Class P Certificates, Class SB Certificates or Class R Certificates may be made in accordance with this Section 5.02(c) if the prospective transferee of such a Certificate provides the Trustee and the Depositor with an investment letter substantially in the form of Exhibit H attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor or the Master Servicer, and which investment letter states


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that, among other things, such transferee is a "qualified institutional buyer"
as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(b) hereof; provided, however, that no Transfer of any of the Class P Certificates, Class SB Certificates or Class R Certificates may be made pursuant to this Section 5.02(c) by the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

                  (d) The Trustee shall require an Opinion of Counsel from a prospective transferee prior to the transfer of any Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class SB Certificate or Class R Certificate to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (any of the foregoing, a "Plan"), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"). Such Opinion of Counsel must establish to the satisfaction of the Depositor and the Trustee or the Certificate Registrar that such disposition will not violate the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code. Neither the Depositor, the Master Servicer nor the Trustee will be required to obtain such Opinion of Counsel on behalf of any prospective transferee. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such Opinion of Counsel, the Trustee shall require a certification in the form of Exhibit G-5 (or in such other form as shall be mutually agreed upon by the Depositor and the Trustee) substantially to the effect that all funds used by such transferee to purchase such Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan (as defined above); provided however that such certification will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. The permission of any transfer in violation of the restriction on transfer set forth in this paragraph shall not constitute a default or an Event of Default.

                  (e) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.



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



                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of (I) an affidavit and agreement (a "Transfer Affidavit and Agreement" in the form attached hereto as Exhibit G-3) from the proposed Transferee, in form and substance satisfactory to the Master Servicer and the Trustee representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and
         (II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer and the Trustee representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-4.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is "a pass-through interest holder", or is holding an Ownership Interest in a Class R Certificate on behalf of a "pass-through interest holder."

                  (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit G-3, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations are prohibited.

                  (iii) (A) If any Disqualified Organization shall become a Holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a Holder


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



of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
of a Class R Certificate in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E- 2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

                  (f) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Trustee maintained for such purpose, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest. Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to
Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.


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                  (g) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate initial Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee or the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (h) No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be canceled and retained by the Trustee in accordance with the Trustee's standard procedures.

                  SECTION 5.03.             Mutilated, Destroyed, Lost or Stolen
                                            Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and initial Certificate Principal Balance. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04.             Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.


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                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger, Consolidation or Conversion of the Depositor or the Master Servicer.

                  The Depositor and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Depositor may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Any Person into which the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person to the Master Servicer must meet the criteria set forth in Section 7.03 for a successor Master Servicer and shall be qualified to sell mortgage loans to and service mortgage loans for FNMA or FHLMC.

                  SECTION 6.03. Limitation on Liability of the Depositor, the Master Servicer and Others.

                  Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Depositor, the Master Servicer or any such person, against any liability which would otherwise


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be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under Section 3.01, or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Master Servicer's obligations under
Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

                  SECTION 6.04.             Limitation on Resignation of the
                                            Master Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon the (i) appointment by the Depositor or the Trustee or a successor servicer that is reasonably acceptable to the Trustee and that meets the criteria set forth in Section 7.03 for a successor Master Servicer and (ii) receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates or (b) upon a determination that its duties hereunder are no longer permissible under applicable law and the satisfaction of the conditions specified in clause (a)(i) above. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.




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                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01.             Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events:

                (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance) required to be made under the terms of the Certificates or this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor (with a copy to the Trustee) or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (including any breach of the Master Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor (with a copy to the Trustee) or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

              (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

               (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or



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               (vi) the Master Servicer shall fail to deposit in the Certificate
         Account on any Certificate Account Deposit Date an amount equal to any required Advance.

If an Event of Default described in clauses (i) - (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that if the Trustee determines that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control, and the required Advance was otherwise made, the Trustee shall not terminate the Master Servicer. On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its appointed agent for administration by it of all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial Account, the Excess Proceeds Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received on it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Division has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement. The Master Servicer shall promptly notify the Depositor and the Trustee of any event that, with notice, the passage of time or both, would constitute an event of Default and of any event that is in fact an Event of Default.

                  Notwithstanding any termination of the activities of Temple-Inland Mortgage Corporation ("TIMC") in its capacity as Master Servicer hereunder, TIMC shall be entitled to receive, out of any Late Collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating TIMC's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which TIMC would have been entitled pursuant to Sections 3.11(ii), (iii), (iv), (v) and (viii) and Section 4.01(b)(iv) as well as its Servicing Fee in


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respect thereof, and any other amounts payable to TIMC hereunder the entitlement to which arose prior to the termination of its activities hereunder.

                  SECTION 7.02.             Termination Event.

                  The Trustee shall determine, beginning with the Determination Date in March 1997 and as determined by the Trustee annually thereafter based on information provided by the Master Servicer, whether the following tests are satisfied: (a) if such Determination Date is in or before March 2001, whether the related Total Expected Losses are greater than 50% of the Initial Loss Coverage or (b) if such Determination Date is on or after March 2001 and in or before March 2006, whether the related Total Expected Losses are greater than 75% of the Initial Loss Coverage. If either of the tests in the previous sentence are satisfied, a termination event (a "Termination Event") shall occur, and the Trustee shall give notice to the Certificateholders, the Depositor and the Master Servicer within 5 days of the occurrence of such Termination Event, and upon the direction of Holders of Certificates entitled to at least 51% of the Voting Rights received within 90 days of such notice, the Trustee shall, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its appointed agent for administration by it of all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial or the Certificate Account or thereafter be received with respect to the Mortgage Loans. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received on it or to deliver any documents held by it with respect to the Mortgage Loans.

                  SECTION 7.03.             Trustee to Act; Appointment of
                                            Successor.

                  On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or Section 7.02, the Trustee or its appointed agent shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section 2.03 and its obligations to deposit amounts in respect of losses pursuant to Sections 3.12 and 4.01(c)) by the terms and


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provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 4.03 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account and the Certificate Account if the Master Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act (exclusive of the obligations set forth in Section 4.03) or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any mortgage loan servicing institution (acceptable to the Rating Agencies) having a net worth of not less than $10,000,000 (or other amount acceptable to the Rating Agencies) as the successor to the Master
Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Seller, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  Any successor, including the Trustee, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.18.

                  SECTION 7.04.             Notification to Certificateholders.

                  (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders.

                  (b) Within 60 days after the occurrence of any Event of Default or Termination Event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default or Termination Event hereunder known to the Trustee, unless such Event of Default or Termination Event shall have been cured or waived.

                  SECTION 7.05.             Waiver of Events of Default.

                  The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default; PROVIDED, HOWEVER, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.05 shall affect the Holders of Certificates in the manner set forth in the third paragraph of Section 11.01. Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such


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waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01.             Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

                  The Trustee shall sign on behalf of the Trust Fund any tax return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws.

                  The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

                  The Trustee shall cooperate to the extent practicable, with the Depositor in the preparation of any information, for the Holder of any Certificate, which the Depositor in its sole discretion deems necessary and appropriate for purposes of satisfying applicable information reporting requirements under Rule 144A or otherwise.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                         (i) Prior to the occurrence of an Event of Default, and
                  after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may


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                  conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                        (ii) The Trustee shall not be personally liable for an
                  error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  SECTION 8.02.             Certain Matters Affecting the
                                            Trustee.

                           Except as otherwise provided in Section 8.01:

                         (a) The Trustee may request and rely upon and shall be
                  protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                         (b) The Trustee may consult with counsel and any
                  Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                         (c) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;



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                         (d) The Trustee shall not be personally liable for any
                  action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                         (e) Prior to the occurrence of an Event of Default
                  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand; and

                         (f) The Trustee may execute any of the trusts or powers
                  hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                  SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates, other than the signature of the Trustee on the Certificates and the certificate of authentication, shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, other than the signature of the Trustee on the Certificates and the Certificate of Authentication. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account, the Excess Proceeds Account or the Certificate Account or any other account by or on behalf of the Depositor or the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

                  SECTION 8.04.             Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05.             Master Servicer to Pay Trustee's
                                            Fees.

                  The Master Servicer covenants and agrees to pay to the Trustee or any co-trustee appointed pursuant to Section 8.10 from time to time, and the Trustee and such co-trustee shall


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be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee or any co-trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee or any co-trustee. Except as otherwise provided in this Agreement, the Trustee or any co-trustee and any director, officer, employee or agent of the Trustee or any co-trustee shall be indemnified by the Trust Fund and held harmless against any claim, loss, liability or expense incurred in connection with any Event of Default, any breach of this Agreement, any claim or legal action, including any pending or threatened claim or legal action relating to the acceptance or administration of its trusts hereunder or the Certificates, other than any claim, loss, liability or expense incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee or any co-trustee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The provisions of this Section 8.05 shall survive the termination of this Agreement.

                  SECTION 8.06.             Eligibility Requirements for
                                            Trustee.

                  The Trustee hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In addition, the Trustee shall at all times be acceptable to each Rating Agency rating the Certificates. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Seller, the Master Servicer and their respective affiliates; provided, however, that such corporation or national banking association cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

                  SECTION 8.07.             Resignation and Removal of the
                                            Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving notice thereof to the Depositor, the Master Servicer and to all Certificateholders; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee; provided,


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however, that the resigning Trustee shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates approves the successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the rating of the long-term debt obligations of the Trustee is not acceptable to the Rating Agency in respect of mortgage pass-through certificates having a rating equal to the then current rating on the Certificates, then the Master Servicer may remove the Trustee and appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08.             Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.



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                  Upon acceptance of appointment by a successor trustee as
provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

                  SECTION 8.09.             Merger or Consolidation of Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.             Appointment of Co-Trustee or
                                            Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this


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Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.




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                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month of repurchase), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee; and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. In the case of any repurchase by the Master Servicer pursuant to clause (i), the Master Servicer shall include in such repurchase price the amount of any Advances that will be reimbursed to the Master Servicer pursuant to Section 3.11(iii) and the Master Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Master Servicer.

                  The right of the Master Servicer to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. If such right is exercised, the Master Servicer upon such repurchase shall provide to the Trustee, the certification required by Section 3.16.

                  Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer by letter to the Trustee and the Certificateholders mailed (a) in the event such notice is given in connection with the Master Servicer's election to repurchase, not earlier than the 15th day and not later than the 25th


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day of the month next preceding the month of such final distribution or (b)
otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. In the event such notice is given in connection with the Master Servicer's election to repurchase, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase, or
(ii) if the Master Servicer elected to so repurchase, an amount determined as follows: with respect to each Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class P Certificate, Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, the outstanding Certificate Principal Balance thereof, plus (other than with respect to the Class P Certificates) one month's interest thereon at the applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest; with respect to each Class SA Certificate, one month's interest at the applicable Pass-Through Rate based upon the Notional Amount and any previously unpaid Accrued Certificate Interest; with respect to each Class SB Certificate, the Outstanding Class SB Unpaid Interest Amount for such Distribution Date plus one month's interest at the applicable Pass-Through Rate based upon the Notional Amount and any previously unpaid Accrued Certificate Interest; and with respect to each Class R Certificate, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Class SA Certificateholders, the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class A-3 Certificateholders, the Class P Certificateholders, the Class B-1 Certificateholders, the Class B-2 Certificateholders, the Class B-3 Certificateholders and the Class SB Certificateholders. Upon certification to the Trustee by a Servicing Officer, following such final deposit, the Trustee shall promptly release the Mortgage Files as directed by the Master Servicer for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required by the Master Servicer as being necessary to effectuate such transfer.

                  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Trustee shall give a second notice to the remaining Certificateholders instructing such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If, within nine months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.


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




                  SECTION 9.02.             Additional Termination Requirements.

                  (a) In the event the Master Servicer repurchases the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Master Servicer, at its own expense, obtains for the Trustee an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on the net income derived from "prohibited transactions" of the Trust Fund as defined in
Section 860F of the Code or (ii) cause the Trust Fund to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding:

                (i) The Trustee shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Trustee shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

               (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund for cash; and

              (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) By their acceptance of the Class R Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Class R Certificateholders.



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                                    ARTICLE X

                                REMIC PROVISIONS

                      SECTION 10.01.        REMIC Administration.

                  (a) The Trustee shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class SA Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class P Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class SB Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole Class of "residual interest" in the REMIC. The Trustee shall not permit the creation of any "interests" in the Trust Fund (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involved the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel not obtained in connection with such an audit and other than taxes, in either case except as specified herein; provided, however, that if such audit resulted from the negligence of the Master Servicer or the Depositor, then the Master Servicer or the Depositor, as the case may be, shall pay such expenses. The Trustee shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as the tax matters person of the Trust Fund in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T. The Trustee, as tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate, hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund.

                  (d) The Trustee shall prepare or cause to be prepared, sign and file all of the Tax Returns in respect of the Trust Fund created hereunder, other than Tax Returns required to be filed by the Master Servicer pursuant to
Section 4.05. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

                  (e) The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, REMIC


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Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization, (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause the Trust Fund created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by
it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event shall such Opinion of Counsel be an expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or result in the imposition of such a tax. The Master Servicer shall not take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action which is not expressly permitted under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (but in no event shall such cost be an expense of the Trustee). At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of the Trust Fund will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from


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foreclosure property" of the Trust Fund as defined in Section 860G(c) of the
Code, on any contributions to the Trust Fund after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 1996, the Trustee shall deliver to the Master Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X.

                  (i) The Master Servicer and the Trustee shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

                  (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to the Trust Fund unless it shall have received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (l) Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balances of each Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero is March 25, 2026, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

                  (m) Within 30 days after the Closing Date, the Trustee shall prepare and file with Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMICS) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

                  SECTION 10.02.            Prohibited Transactions and
                                            Activities.

                  Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans, except in connection with (i) the foreclosure of a


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Mortgage Loan, including but not limited to, the acquisition or sale of a
Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement, nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Custodial Account, the Excess Proceeds Account or the Certificate Account for gain, nor accept any contributions to the Trust Fund after the Closing Date unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution or acquisition but in no event shall such Opinion of Counsel be an expense of the Trustee) that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03.            Master Servicer and Trustee
                                            Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01.            Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to amend this Agreement in any respect subject to the provisions below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment).

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Seller or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trustee shall furnish a statement describing the amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of an Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02.            Recordation of Agreement;
                                            Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03.            Limitation on Rights of
                                            Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Seller or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04.            Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05.            Notices.

                  All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Depositor, 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: N. Dante LaRocca, or such other address as may hereafter be furnished to the Trustee and the Master Servicer in writing by the Depositor, (b) in the case of the Trustee, Four Albany Street, New York, New York 10006, Attention:
DLJ/Quality Series 1996-Q4 or such other address as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee, (c) in the case of the Master Servicer, Temple-Inland Mortgage Corporation, 301 Congress Avenue #304, Austin, Texas 78701, Attention: Richard Magel, or such other address as may hereafter be furnished to the Depositor and the Trustee in writing and (d) in the case of the Seller, Quality Mortgage USA, Inc., 16800 Aston Street, Irvine, California 92714, Attention: President, or such other address as may hereafter be furnished to the Trustee, the Master Servicer and the Depositor in writing. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  SECTION 11.06.            Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07.            Successors and Assigns; Third Party
                                            Beneficiary.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders. The parties hereto agree that the Seller is the intended third party beneficiary of Sections 3.07, 3.10 and 3.22 hereof, and that the Seller may enforce such provisions to the same extent as if the Seller were a party to this Agreement.

                  SECTION 11.08.            Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09.            Notice to Rating Agencies and
                                            Certificateholder.

                  The Trustee shall use its best efforts to promptly provide notice to each Rating Agency referred to below with respect to each of the following of which it has actual knowledge:

                  1.  Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase of Mortgage Loans pursuant to Section 2.03;

                  5. The final payment to Certificateholders; and

                  6. Any change in the location of the Custodial Account, the Excess Proceeds Account or the Certificate Account.

                  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  1. Each report to Certificateholders described in Section 4.02; and

                  2. Each annual independent public accountants' servicing report described in Section 3.20.

                  Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to
(i) in the case of Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring and (ii) in the case of Duff & Phelps Credit Rating Co., 55 East Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring, or, in each case, such other address as such Rating Agency may designate in writing to the parties thereto.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


                                      DLJ MORTGAGE ACCEPTANCE CORP.,
                                               Depositor


                                      By: /s/ N. Dante LaRocca
                                      Name:    N. Dante LaRocca
                                      Title:   Senior Vice President


                                      TEMPLE-INLAND MORTGAGE CORPORATION
                                               Master Servicer


                                      By: /s/ Joe Farr
                                      Name:    Joe Farr
                                      Title:   EVP/CFO



                                      BANKERS TRUST COMPANY,
                                               Trustee


                                      By: /s/ Todd A. Andrew
                                      Name:    Todd A. Andrew
                                      Title:   Assistant Vice President

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  On the 5th day of March, 1996 before me, a notary public in and for said State, personally appeared N. Dante LaRocca, known to me to be a Senior Vice President of DLJ Mortgage Acceptance Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Eric Deki
                                                         Notary Public

[Notarial Seal]

STATE OF TEXAS                              )
                                            )  ss.:
COUNTY OF TRAVIS                            )


                  On the 5th day of March, 1996 before me, a notary public in and for said State, personally appeared Joe Farr, known to me to be a EVP/CFO of Temple-Inland Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Kelly Glass
                                                          Notary Public

[Notarial Seal]

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  On the 5th day of March, 1996 before me, a notary public in and for said State, personally appeared Todd Andrew, known to me to be an Assistant Vice President of Bankers Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           /s/ Eric Deki
                                                         Notary Public

[Notarial Seal]

                                    EXHIBIT A

                           FORM OF SENIOR CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) CREATED BY THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

[THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.]

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CONSTANT PREPAYMENT RATE OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[__________] [_______] OF OID PER [$100,000] [$1,000] OF INITIAL [NOTIONAL
AMOUNT] [CERTIFICATE PRINCIPAL BALANCE], THE YIELD TO MATURITY IS [_____] [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[______] [______] PER [$100,000] [$1,000] OF INITIAL [NOTIONAL
AMOUNT] [CERTIFICATE PRINCIPAL BALANCE] COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Series 1996-Q4                              Aggregate Initial [Notional Amount]
                                            [Certificate Principal Balance] of
                                            the Class [SA][P][A-1][A-2][A-3]
                                            Certificates: _________________

Class [SA][P][A-1]                          Initial [Notional Amount]
[A-2][A-3]                                  [Certificate Principal Balance] of
                                            this Certificate: $_________________

[Variable] [Fixed]                          [Initial] Pass-Through Rate:  ___%
Pass-Through Rate

Date of Pooling and Servicing               Percentage Interest Evidenced
Agreement and Cut-off Date:                 by this Certificate:  _________%
February 1, 1996

First Distribution Date:                    Issue Date:
March 25, 1996                              March ____, 1996

Master Servicer:                            Trustee:
Temple-Inland Mortgage                      Bankers Trust Company
 Corporation

No. ___                                     CUSIP: ___________________


                        MORTGAGE PASS-THROUGH CERTIFICATE
                  SERIES 1996-Q4, CLASS [SA][P][A-1][A-2][A-3]

         evidencing a beneficial ownership interest in a trust fund consisting primarily of a pool of fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans sold by

                          DLJ MORTGAGE ACCEPTANCE CORP.

                  This certifies that is the registered owner of the Percentage Interest specified above in that certain beneficial ownership interest evidenced by all of the Class [SA][P][A-1][A-2][A-3] Certificates in the Trust Fund (as defined herein) established under a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among DLJ Mortgage Acceptance Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Temple-Inland Mortgage Corporation (the "Master Servicer") and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Percentage Interest evidenced hereby is equal to the initial [Notional Amount] [Certificate Principal Balance] of this Certificate divided by the aggregate initial [Notional Amount] [Certificate Principal Balance] of all of the Class [SA][P][A-1][A-2][A-3] Certificates as specified above. The Certificates of the Series specified above (collectively, the "Certificates") evidence in the aggregate the entire beneficial ownership interest in a segregated pool of assets created pursuant to the Agreement comprised of certain conventional, fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans (the "Mortgage Loans"), or interests therein, and certain other assets as described herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  The Trustee shall distribute or cause to be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business (i) with respect to any Distribution Date other than the First Distribution Date, on the last Business Day of the month immediately preceding the month of such distribution and (ii) with respect to the First Distribution Date, the Issue Date (with respect to (i) and (ii), the "Record Date"), from the Available Distribution Amount an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [SA][P][A-1][A-2][A-3] Certificates on such Distribution Date pursuant to the Agreement. [The Notional Amount of the Class SA Certificates as of any date of determination will be determined pursuant to the Agreement. The Class SA Certificates have no Certificate Principal Balance.] Reference is hereby made to the further provisions of this Certificate and the Agreement set forth herein, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  All distributions will be made or caused to be made by the Trustee either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or
(ii) at the request of the Person entitled thereto if such Person shall have so notified the Trustee in writing by 5 Business Days prior to the applicable Record Date and such Certificateholder is the registered holder of Certificates the aggregate Initial Certificate Principal Balance of which is not less than $2,500,000 (or, with respect to the Class SA Certificates and the Class SB Certificates, is the registered holder of an aggregate initial Notional Amount of not less than $10,000,000 of the Class SA Certificates and the Class SB Certificates), by wire transfer in immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee. [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

                  This Certificate is one of a duly authorized issue of Certificates of the series and class specified on the face hereof. The Certificates in the aggregate represent the entire beneficial ownership interest in: (i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement and all payments under and proceeds of the Mortgage Loans, together with all documents included in the related Mortgage File; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Certificate Account; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, and all other insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement; and (v) the Depositor's interest in respect of the representations and warranties madeby the Seller in each Mortgage Loan Purchase Agreement and the Seller's Warranty Certificate (all of the foregoing being hereinafter collectively called the "Trust Fund").

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Trustee or any Sub-Servicer and are not insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account or the Certificate Account may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Master Servicer of advances made, or certain expenses incurred, by it, by the Depositor, by the Trustee or by any Sub-Servicer.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate initial [Notional Amount] [Certificate Principal Balance] will be issued to the designated transferee or transferees.

                  [No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without such registration or qualification,
(a) the Trustee and the Depositor shall require the transferee to execute an investment letter in substantially the form attached as either Exhibit G-1 or Exhibit H, as applicable, to the Agreement, which investment letter shall not be an expense of the Depositor, the Master Servicer or the Trustee and (b) in the event that such a transfer is not being made pursuant to Rule 144A under the 1933 Act, the Depositor may direct the Trustee to require an Opinion of Counsel satisfactory to the Depositor and the Trustee that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Master Servicer. Neither the Depositor nor the Trustee is obligated to register or qualify any of the Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

                  The Certificates are issuable in fully registered form only, without coupons, and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate initial [Notional Amount] [Certificate Principal Balance], as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof, or (ii) the final payment on, or other liquidation (or any advance with respect thereto) of, the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Master Servicer to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of the Master Servicer's right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be.

                  IN WITNESS WHEREOF, the Trustee in its capacity as trustee under the Agreement has caused this Certificate to be duly executed.

Dated:  March ___, 1996            BANKERS TRUST COMPANY,
                                   as Trustee

                                   By:
                                            Authorized Officer









                          CERTIFICATE OF AUTHENTICATION


                 This is one of the Class [SA][P][A-1][A-2][A-3] Certificates referred to in the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By:
                                            Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
                --------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Social Security or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Class [SA][P][A-1][A-2][A-3] Certificate and hereby authorizes the registration of transfer of such interest to the above-named assignee on the Certificate Register.

         I (we) further direct the Trustee to issue a new Class
[SA][P][A-1][A-2][A-3] Certificate of a like initial [Notional Amount] [Certificate Principal Balance] to the above-named assignee and deliver such Certificate to the following address:
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Dated:

                                    ---------------------------------------
                                    Signature by or on behalf of assignor


                                    ---------------------------------------
                                    Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company on the continental United States or by a firm or corporation having membership in any national securities exchange or in the National Association of Securities Dealers, Inc.

                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              --------------------------------------------------
--------------------------------------------------------------------------------


for the account of ,                    account number                     ,
or, if mailed by check, to                   . Applicable statements should be
mailed to                          . This information is provided by
     , the assignee named above, or                    , as its agent.

                                   EXHIBIT B-1

                          FORM OF CLASS B-1 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) CREATED BY THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CLASS B-1 CERTIFICATE IS SUBORDINATE TO THE CLASS SA CERTIFICATES, THE CLASS P CERTIFICATES, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS A-3 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN, OR PERSON USING "PLAN ASSETS" OF ANY PLAN TO EFFECT SUCH ACQUISITION (INCLUDING ANY INSURANCE COMPANY UNDER THE CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL OR CERTIFICATION OF FACTS (UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE OR THE CERTIFICATE REGISTRAR, THAT SUCH DISPOSITION WILL NOT VIOLATE THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CONSTANT PREPAYMENT RATE OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Series 1996-Q4                              Aggregate Certificate Principal
                                            Balance of the Class B-1
                                            Certificates: $______

Class B-1                                   Initial Certificate Principal
                                            Balance of this Certificate:
                                            $_______

                                            Pass-Through Rate: __%

Date of Pooling and Servicing               Percentage Interest Evidenced
Agreement and Cut-off Date:                 by this Certificate:  _________%
February 1, 1996

First Distribution Date:                    Issue Date:
March 25, 1996                              March _____, 1996

Master Servicer:                            Trustee:
Temple-Inland Mortgage                      Bankers Trust Company
 Corporation

No. ___                                     CUSIP:  __________


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-Q4, CLASS B-1

         evidencing a beneficial ownership interest in a trust fund consisting primarily of a pool of fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans sold by

                          DLJ MORTGAGE ACCEPTANCE CORP.

                 This certifies that is the registered owner of the Percentage Interest specified above in that certain beneficial ownership interest evidenced by all of the Class B-1 Certificates in the Trust Fund (as defined herein) established under a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among DLJ Mortgage Acceptance Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Temple-Inland Mortgage Corporation (the "Master Servicer") and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Percentage Interest evidenced hereby is equal to the initial Certificate Principal Balance of this Certificate divided by the aggregate initial Certificate Principal Balance of all of the Class B-1 Certificates as specified above. The Certificates of the Series specified above (collectively, the "Certificates") evidence in the aggregate the entire beneficial ownership interest in a segregated pool of assets created pursuant to the Agreement comprised of certain conventional, fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans (the "Mortgage Loans"), or interests therein, and certain other assets as described herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                 The Trustee shall distribute or cause to be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business (i) with respect to any Distribution Date other than the First Distribution Date, on the last Business Day of the month immediately preceding the month of such distribution and (ii) with respect to the First Distribution Date, the Issue Date (with respect to (i) and (ii), the "Record Date"), from the Available Distribution Amount an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution Date pursuant to the Agreement. Reference is hereby made to the further provisions of this Certificate and the Agreement set forth herein, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 All distributions will be made or caused to be made by the Trustee either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or
(ii) at the request of the Person entitled thereto if such Person shall have so notified the Trustee in writing by 5 Business Days prior to the applicable Record Date and such Certificateholder is the registered holder of Certificates the aggregate Initial Certificate Principal Balance of which is not less than $2,500,000 (or, with respect to the Class SA Certificates and the Class SB Certificates, is the registered holder of an aggregate initial Notional Amount of not less than $10,000,000 of the Class SA Certificates and the Class SB Certificates), by wire transfer in immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

                 This Certificate is one of a duly authorized issue of Certificates of the series and class specified on the face hereof. The Certificates in the aggregate represent the entire beneficial ownership interest in: (i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement and all payments under and proceeds of the Mortgage Loans, together with all documents included in the related Mortgage File; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Certificate Account; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, and all other insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement; and
(v) the Depositor's interest in respect of the representations and warranties made by the Seller in each Mortgage Loan Purchase Agreement and the Seller's Warranty Certificate (all of the foregoing being hereinafter collectively called the "Trust Fund").

                 The Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Trustee or any Sub-Servicer and are not insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account or the Certificate Account may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Master Servicer of advances made, or certain expenses incurred, by it, by the Depositor, by the Trustee or by any Sub-Servicer.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Certificate Principal Balance will be issued to the designated transferee or transferees.

                 No transfer of any Class B-1 Certificate shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; any of foregoing, a "Plan"), to any Person acting on behalf of a Plan, or to any other person who is using "plan assets" to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), unless the prospective transferee of a Certificateholder desiring to transfer its Certificates provides to the Trustee or the Certificate Registrar an Opinion of Counsel (or, in the limited circumstances described in the Agreement, a certification of facts) which establishes to the satisfaction of the Depositor and the Trustee or the Certificate Registrar that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such Opinion of Counsel, the Trustee shall require a certification in the form of Exhibit G-5 to the Agreement.

                 The Certificates are issuable in fully registered form only, without coupons, and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Certificate Principal Balance, as requested by the Holder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof, or (ii) the final payment on, or other liquidation (or any advance with respect thereto) of, the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Master Servicer to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of the Master Servicer's right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be.

                 IN WITNESS WHEREOF, the Trustee in its capacity as trustee under the Agreement has caused this Certificate to be duly executed.

Dated: March ___, 1996

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By:
                                            Authorized Officer







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-1 Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY,
                                            as Trustee



                                    By:
                                                     Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Social Security or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Class B-1 Certificate and hereby authorizes the registration of transfer of such interest to the above-named assignee on the Certificate Register.

         I (we) further direct the Trustee to issue a new Class B-1 Certificate of a like initial Certificate Principal Balance to the above-named assignee and deliver such Certificate to the following address:
                                                  ----------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------.

Dated:


                                    -----------------------------------------
                                    Signature by or on behalf of assignor


                                    -----------------------------------------
                                    Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company on the continental United States or by a firm or corporation having membership in any national securities exchange or in the National Association of Securities Dealers, Inc.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                              --------------------------------------------------
--------------------------------------------------------------------------------

for the account of                      , account number                  , or,
if mailed by check, to           . Applicable statements should be mailed to
                         . This information is provided by                    ,
the assignee named above, or                 , as its agent.

                                   EXHIBIT B-2

                          FORM OF CLASS B-2 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) CREATED BY THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CLASS B-2 CERTIFICATE IS SUBORDINATE TO THE CLASS SA CERTIFICATES, THE CLASS P CERTIFICATES, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS B-1 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN, OR PERSON USING "PLAN ASSETS" OF ANY PLAN TO EFFECT SUCH ACQUISITION (INCLUDING ANY INSURANCE COMPANY UNDER THE CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL OR CERTIFICATION OF FACTS (UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE OR THE CERTIFICATE REGISTRAR, THAT SUCH DISPOSITION WILL NOT VIOLATE THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CONSTANT PREPAYMENT RATE OF ___% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Series 1996-Q4                              Aggregate Certificate Principal
                                            Balance of the Class B-2
                                            Certificates: _______

Class B-2                                   Initial Certificate Principal
                                            Balance of this Certificate:
                                            $_______________

                                            Pass-Through Rate: ______%


Date of Pooling and Servicing               Percentage Interest Evidenced
Agreement and Cut-off Date:                 by this Certificate:  _________%
February 1, 1996

First Distribution Date:                    Issue Date:
March 25, 1996                              March ___, 1996

Master Servicer:                            Trustee:
Temple-Inland Mortgage                      Bankers Trust Company
 Corporation

No. ___                                     CUSIP:  ____



                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-Q4, CLASS B-2

         evidencing a beneficial ownership interest in a trust fund consisting primarily of a pool of fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans sold by

                          DLJ MORTGAGE ACCEPTANCE CORP.

                 This certifies that is the registered owner of the Percentage Interest specified above in that certain beneficial ownership interest evidenced by all of the Class B-2 Certificates in the Trust Fund (as defined herein) established under a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among DLJ Mortgage Acceptance Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Temple-Inland Mortgage Corporation (the "Master Servicer") and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Percentage Interest evidenced hereby is equal to the initial Certificate Principal Balance of this Certificate divided by the aggregate initial Certificate Principal Balance of all of the Class B-2 Certificates as specified above. The Certificates of the Series specified above (collectively, the "Certificates") evidence in the aggregate the entire beneficial ownership interest in a segregated pool of assets created pursuant to the Agreement comprised of certain conventional, fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans (the "Mortgage Loans") or interests therein, and certain other assets as described herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                 The Trustee shall distribute or cause to be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business (i) with respect to any Distribution Date other than the First Distribution Date, on the last Business Day of the month immediately preceding the month of such distribution and (ii) with respect to the First Distribution Date, the Issue Date (with respect to (i) and (ii), the "Record Date"), from the Available Distribution Amount an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution Date pursuant to the Agreement. Reference is hereby made to the further provisions of this Certificate and the Agreement set forth herein, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 All distributions will be made or caused to be made by the Trustee either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or
(ii) at the request of the Person entitled thereto if such Person shall have so notified the Trustee in writing by 5 Business Days prior to the applicable Record Date and such Certificateholder is the registered holder of Certificates the aggregate Initial Certificate Principal Balance of which is not less than $2,500,000 (or, with respect to the Class SA Certificates and the Class SB Certificates, is the registered holder of an aggregate initial Notional Amount of not less than $10,000,000 of the Class SA and Class SB Certificates), by wire transfer in immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

                 This Certificate is one of a duly authorized issue of Certificates of the series and class specified on the face hereof. The Certificates in the aggregate represent the entire beneficial ownership interest in: (i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement and all payments under and proceeds of the Mortgage Loans, together with all documents included in the related Mortgage File; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Certificate Account; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, and all other insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement; and
(v) the Depositor's interest in respect of the representations and warranties made by the Seller in each Mortgage Loan Purchase Agreement and the Seller's Warranty Certificate (all of the foregoing being hereinafter collectively called the "Trust Fund").

                 The Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Trustee or any Sub-Servicer and are not insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account or the Certificate Account may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Master Servicer of advances made, or certain expenses incurred, by it, by the Depositor, by the Trustee or by any Sub-Servicer.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Certificate Principal Balance will be issued to the designated transferee or transferees.

                 No transfer of any Class B-2 Certificate shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; any of foregoing, a "Plan"), to any Person acting on behalf of a Plan, or to any other person who is using "plan assets" to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), unless the prospective transferee of a Certificateholder desiring to transfer its Certificates provides to the Trustee or the Certificate Registrar an Opinion of Counsel (or, in the limited circumstances described in the Agreement, a certification of facts) which establishes to the satisfaction of the Depositor and the Trustee or the Certificate Registrar that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such Opinion of Counsel, the Trustee shall require a certification in the form of Exhibit G-5 to the Agreement.

                 The Certificates are issuable in fully registered form only, without coupons, and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Certificate Principal Balance, as requested by the Holder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof, or (ii) the final payment on, or other liquidation (or any advance with respect thereto) of, the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Master Servicer to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of the Master Servicer's right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be.

                 IN WITNESS WHEREOF, the Trustee in its capacity as trustee under the Agreement has caused this Certificate to be duly executed.

Dated:  March    , 1996

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By:
                                            Authorized Officer







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-2 Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY,
                                            as Trustee



                                    By:
                                                     Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                 ---------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Social Security or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Class B-2 Certificate and hereby authorizes the registration of transfer of such interest to the above-named assignee on the Certificate Register.

         I (we) further direct the Trustee to issue a new Class B-2 Certificate of a like initial Certificate Principal Balance to the above-named assignee and deliver such Certificate to the following address:
                                                  ----------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------.

Dated:


                                    -----------------------------------------
                                    Signature by or on behalf of assignor


                                    -----------------------------------------
                                    Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company on the continental United States or by a firm or corporation having membership in any national securities exchange or in the National Association of Securities Dealers, Inc.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                 , account number                        , or,
if mailed by check, to             . Applicable statements should be mailed to
                     . This information is provided by                        ,
the assignee named above, or            , as its agent.

                                   EXHIBIT B-3

                          FORM OF CLASS B-3 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) CREATED BY THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS SA CERTIFICATES, THE CLASS P CERTIFICATES, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN, OR PERSON USING "PLAN ASSETS" OF ANY PLAN TO EFFECT SUCH ACQUISITION (INCLUDING ANY INSURANCE COMPANY UNDER THE CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL OR CERTIFICATION OF FACTS (UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE OR THE CERTIFICATE REGISTRAR, THAT SUCH DISPOSITION WILL NOT VIOLATE THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CONSTANT PREPAYMENT RATE OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Series 1996-Q4                              Aggregate Certificate Principal
                                            Balance of the Class B-3
                                            Certificates: $__________

Class B-3                                   Initial Certificate Principal
                                            Balance of this Certificate:
                                            $_______________

                                            Pass-Through Rate: ___%


Date of Pooling and Servicing               Percentage Interest Evidenced
Agreement and Cut-off Date:                 by this Certificate:  _________%
February 1, 1996

First Distribution Date:                    Issue Date:
March 25, 1996                              March ___, 1996

Master Servicer:                            Trustee:
Temple-Inland Mortgage                      Bankers Trust Company
 Corporation

No. ___                                     CUSIP:  ____________



                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-Q4, CLASS B-3

         evidencing a beneficial ownership interest in a trust fund consisting primarily of a pool of fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans sold by

                          DLJ MORTGAGE ACCEPTANCE CORP.

                 This certifies that is the registered owner of the Percentage Interest specified above in that certain beneficial ownership interest evidenced by all of the Class B-3 Certificates in the Trust Fund (as defined herein) established under a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among DLJ Mortgage Acceptance Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Temple-Inland Mortgage Corporation (the "Master Servicer") and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Percentage Interest evidenced hereby is equal to the initial Certificate Principal Balance of this Certificate divided by the aggregate initial Certificate Principal Balance of all of the Class B-3 Certificates as specified above. The Certificates of the Series specified above (collectively, the "Certificates") evidence in the aggregate the entire beneficial ownership interest in a segregated pool of assets created pursuant to the Agreement comprised of certain conventional, fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans (the "Mortgage Loans"), or interests therein, and certain other assets as described herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                 The Trustee shall distribute or cause to be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business (i) with respect to any Distribution Date other than the First Distribution Date, on the last Business Day of the month immediately preceding the month of such distribution and (ii) with respect to the First Distribution Date, the Issue Date (with respect to (i) and (ii), the "Record Date"), from the Available Distribution Amount an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-3 Certificates on such Distribution Date pursuant to the Agreement. Reference is hereby made to the further provisions of this Certificate and the Agreement set forth herein, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 All distributions will be made or caused to be made by the Trustee either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or
(ii) at the request of the Person entitled thereto if such Person shall have so notified the Trustee in writing by 5 Business Days prior to the applicable Record Date and such Certificateholder is the registered holder of Certificates the aggregate Initial Certificate Principal Balance of which is not less than $2,500,000 (or, with respect to the Class SA Certificates and the Class SB Certificates, is the registered holder of an aggregate initial Notional Amount of not less than $10,000,000 of the Class SA Certificates and the Class SB Certificates), by wire transfer in immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

                 This Certificate is one of a duly authorized issue of Certificates of the series and class specified on the face hereof. The Certificates in the aggregate represent the entire beneficial ownership interest in: (i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement and all payments under and proceeds of the Mortgage Loans, together with all documents included in the related Mortgage File; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Certificate Account; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, and all other insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement; and
(v) the Depositor's interest in respect of the representations and warranties made by the Seller in each Mortgage Loan Purchase Agreement and the Seller's Warranty Certificate (all of the foregoing being hereinafter collectively called the "Trust Fund").

                 The Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Trustee or any Sub-Servicer and are not insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account or the Certificate Account may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Master Servicer of advances made, or certain expenses incurred, by it, by the Depositor, by the Trustee or by any Sub-Servicer.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Certificate Principal Balance will be issued to the designated transferee or transferees.

                 No transfer of any Class B-3 Certificate shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; any of foregoing, a "Plan"), to any Person acting on behalf of a Plan, or to any other person who is using "plan assets" to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), unless the prospective transferee of a Certificateholder desiring to transfer its Certificates provides to the Trustee or the Certificate Registrar an Opinion of Counsel (or, in the limited circumstances described in the Agreement, a certification of facts) which establishes to the satisfaction of the Depositor and the Trustee or the Certificate Registrar that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such Opinion of Counsel, the Trustee shall require a certification in the form of Exhibit G-5 to the Agreement.

                 The Certificates are issuable in fully registered form only, without coupons, and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Certificate Principal Balance, as requested by the Holder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof, or (ii) the final payment on, or other liquidation (or any advance with respect thereto) of, the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Master Servicer to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of the Master Servicer's right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be.

                 IN WITNESS WHEREOF, the Trustee in its capacity as trustee under the Agreement has caused this Certificate to be duly executed.

Dated: March ___, 1996

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By:
                                            Authorized Officer







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-3 Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY,
                                            as Trustee



                                    By:
                                                     Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Social Security or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Class B-3 Certificate and hereby authorizes the registration of transfer of such interest to the above-named assignee on the Certificate Register.

         I (we) further direct the Trustee to issue a new Class B-3 Certificate of a like initial Certificate Principal Balance to the above-named assignee and deliver such Certificate to the following address:
                                                  ----------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------.

Dated:


                                    -----------------------------------------
                                    Signature by or on behalf of assignor


                                    -----------------------------------------
                                    Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company on the continental United States or by a firm or corporation having membership in any national securities exchange or in the National Association of Securities Dealers, Inc.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to


for the account of                      , account number                   , or,
if mailed by check, to             . Applicable statements should be mailed to
                     . This information is provided by                        ,
the assignee named above, or                 , as its agent.

                                   EXHIBIT B-4

                          FORM OF CLASS SB CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) CREATED BY THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CLASS SB CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

THIS CLASS SB CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN, OR PERSON USING "PLAN ASSETS" OF ANY PLAN TO EFFECT SUCH ACQUISITION (INCLUDING ANY INSURANCE COMPANY UNDER THE CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL OR CERTIFICATION OF FACTS (UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE OR THE CERTIFICATE REGISTRAR, THAT SUCH DISPOSITION WILL NOT VIOLATE THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES, EQUAL TO A CONSTANT PREPAYMENT RATE OF __% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $____ OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $___ PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT RATES BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Series 1996-Q4                              Aggregate Initial Notional Amount of
                                            the Class SB Certificates: _______

Class SB                                    Initial Notional Amount of this
                                            Certificate: $_______________

                                            Pass-Through Rate: ______%

Date of Pooling and Servicing               Percentage Interest Evidenced
Agreement and Cut-off Date:                 by this Certificate: ______%
February 1, 1996


First Distribution Date:                    Issue Date;
March 25, 1996                              March ___, 1996

Master Servicer:                            Trustee:
Temple-Inland Mortgage                      Bankers Trust Company
 Corporation

No. ___                                     CUSIP:  ____



                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-Q4, CLASS SB

         evidencing a beneficial ownership interest in a trust fund consisting primarily of a pool of fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans sold by

                          DLJ MORTGAGE ACCEPTANCE CORP.

                 This certifies that is the registered owner of the Percentage Interest specified above in that certain beneficial ownership interest evidenced by all of the Class SB Certificates in the Trust Fund (as defined herein) established under a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among DLJ Mortgage Acceptance Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Temple-Inland Mortgage Corporation (the "Master Servicer") and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Percentage Interest evidenced hereby is equal to the initial Notional Amount of this Certificate divided by the aggregate initial Notional Amount of all of the Class SB Certificates as specified above. The Certificates of the Series specified above (collectively, the "Certificates") evidence in the aggregate the entire beneficial ownership interest in a segregated pool of assets created pursuant to the Agreement comprised of certain conventional, fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans (the "Mortgage Loans") or interests therein, and certain other assets as described herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                 The Trustee shall distribute or cause to be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business (i) with respect to any Distribution Date other than the First Distribution Date, on the last Business Day of the month immediately preceding the month of such distribution and (ii) with respect to the First Distribution Date, the Issue Date (with respect to (i) and (ii), the "Record Date"), from the Available Distribution Amount an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class SB Certificates on such Distribution Date pursuant to the Agreement. The Notional Amount of the Class SB Certificates as of any date of determination will be determined pursuant to the Agreement. The Class SB Certificates have no Certificate Principal Balance. Reference is hereby made to the further provisions of this Certificate and the Agreement set forth herein, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 All distributions will be made or caused to be made by the Trustee either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or
(ii) at the request of the Person entitled thereto if such Person shall have so notified the Trustee in writing by 5 Business Days prior to the applicable Record Date and such Certificateholder is the registered holder of Certificates the aggregate Initial Certificate Principal Balance of which is not less than $2,500,000 (or, with respect to the Class SA Certificates and the Class SB Certificates, is the registered holder of an aggregate initial Notional Amount of not less than $10,000,000 of the Class SA Certificates and the Class SB Certificates), by wire transfer in immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee.

                 This Certificate is one of a duly authorized issue of Certificates of the series and class specified on the face hereof. The Certificates in the aggregate represent the entire beneficial ownership interest in: (i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement and all payments under and proceeds of the Mortgage Loans, together with all documents included in the related Mortgage File; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Certificate Account; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, and all other insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the

Agreement; and (v) the Depositor's interest in respect of the representations and warranties made by the Seller in each Mortgage Loan Purchase Agreement and the Seller's Warranty Certificate (all of the foregoing being hereinafter collectively called the "Trust Fund").

                 The Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Trustee or any Sub-Servicer and are not insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account or the Certificate Account may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Master Servicer of advances made, or certain expenses incurred, by it, by the Depositor, by the Trustee or by any Sub-Servicer.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Notional Amount will be issued to the designated transferee or transferees.

                 No transfer of any Class SB Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without such registration or qualification,
(a) the Trustee and the Depositor shall require the transferee to execute an investment letter in substantially the form attached as either Exhibit G-1 or Exhibit H, as applicable, to the Agreement, which investment letter shall not be an expense of the Depositor, the Master Servicer or the Trustee and (b) in the event that such a transfer is not being made pursuant to Rule 144A under the 1933 Act, the Depositor may direct the Trustee to require an Opinion of Counsel satisfactory to the Depositor and the Trustee that such transfer may be made without such registration or qualification, which

Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Master Servicer. Neither the Depositor nor the Trustee is obligated to register or qualify any of the Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                 No transfer of any Class SB Certificate shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; any of foregoing, a "Plan"), to any Person acting on behalf of a Plan, or to any other person who is using "plan assets" to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), unless the prospective transferee of a Certificateholder desiring to transfer its Certificates provides to the Trustee or the Certificate Registrar an Opinion of Counsel (or, in the limited circumstances described in the Agreement, a certification of facts) which establishes to the satisfaction of the Depositor and the Trustee or the Certificate Registrar that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such Opinion of Counsel, the Trustee shall require a certification in the form of Exhibit G-5 to the Agreement.

                 The Certificates are issuable in fully registered form only, without coupons, and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate initial Notional Amount, as requested by the Holder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof, or (ii) the final payment on, or other liquidation (or any advance with respect thereto) of, the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Master Servicer to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of the Master Servicer's right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be.

                 IN WITNESS WHEREOF, the Trustee in its capacity as trustee under the Agreement has caused this Certificate to be duly executed.

Dated: March ___, 1996

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                            By:
                                                     Authorized Officer







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class SB Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY,
                                            as Trustee



                                    By:
                                                     Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                 -------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------.
Social Security or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Class SB Certificate and hereby authorizes the registration of transfer of such interest to the above-named assignee on the Certificate Register.

         I (we) further direct the Trustee to issue a new Class SB Certificate of a like initial Notional Amount to the above-named assignee and deliver such Certificate to the following address:
                                     ------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------.

Dated:


                                    ------------------------------------------
                                    Signature by or on behalf of assignor


                                    ------------------------------------------
                                    Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company on the continental United States or by a firm or corporation having membership in any national securities exchange or in the National Association of Securities Dealers, Inc.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds


for the account of                      , account number                   , or,
if mailed by check, to             . Applicable statements should be mailed to
                     . This information is provided by                        ,
the assignee named above, or                 , as its agent.

                                   EXHIBIT B-5

                               CLASS R CERTIFICATE

THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE CLASS SA CERTIFICATES, THE CLASS P CERTIFICATES, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS SB CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN, OR PERSON USING "PLAN ASSETS" OF ANY PLAN TO EFFECT SUCH ACQUISITION (INCLUDING ANY INSURANCE COMPANY UNDER THE CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL OR CERTIFICATION OF FACTS (UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE OR THE CERTIFICATE REGISTRAR, THAT SUCH DISPOSITION WILL NOT VIOLATE THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE CLASS R CERTIFICATES WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS IN RESPECT OF INTEREST OR PRINCIPAL THEREOF UNTIL THE RELATED CLASS B CERTIFICATE TERMINATION DATE, AS DESCRIBED HEREIN AND IN THE AGREEMENT.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT MAY BE AMENDED WITHOUT THE CONSENT OF THE HOLDER HEREOF, AND IN A MANNER THAT MAY ADVERSELY AFFECT THE INTERESTS OF THE HOLDER HEREOF, IF NECESSARY TO PREVENT THE DISQUALIFICATION OF THE TRUST FUND AS A REMIC.

THIS CLASS R CERTIFICATE HAS BEEN DESIGNATED BY THE DEPOSITOR REFERRED TO BELOW AS A "RESIDUAL INTEREST" IN THE REMIC CREATED BY THE AGREEMENT PURSUANT TO THE REMIC PROVISIONS OF THE CODE.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES AN AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (1) (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY
SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) A RURAL ELECTRIC AND TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE OR (E) ANY OTHER PERSON SO DESIGNATED BY THE TRUSTEE BASED ON AN OPINION OF COUNSEL, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (2) AN AGENT OF A DISQUALIFIED ORGANIZATION. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

IF ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE IS MADE TO ANY OF CERTAIN "PASS-THROUGH ENTITIES" DESCRIBED IN SECTION 860E(E)(6) OF THE CODE, AND A DISQUALIFIED ORGANIZATION IS THE RECORD HOLDER OF AN INTEREST IN SUCH ENTITY, THEN A TAX MAY BE IMPOSED ON SUCH ENTITY.

NO TRANSFER OF THE CERTIFICATE MAY BE MADE TO A NON-UNITED STATES PERSON AS DEFINED IN THE AGREEMENT.

Series 1996-Q4                              Aggregate Certificate Principal
                                            Balance of the Class B-1
                                            Certificates: $0.00

Class R                                     Initial Certificate Principal
                                            Balance of this Certificate: $0.00

                                            Pass-Through Rate: __%

Date of Pooling and Servicing               Percentage Interest Evidenced
Agreement and Cut-off Date:                 by this Certificate:  _________%
February 1, 1996

First Distribution Date:                    Issue Date:
March 25, 1996                              March _____, 1996

Master Servicer:                            Trustee:
Temple-Inland Mortgage                      Bankers Trust Company
 Corporation


                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-Q4, CLASS R

         evidencing a residual interest in a trust fund consisting primarily of a pool of fixed and adjustable rate, fully amortizing, one- to four-family, residential first lien mortgage loans sold by

                          DLJ MORTGAGE ACCEPTANCE CORP.

                 This certifies that Bankers Trust Company is the registered owner of the Percentage Interest evidenced by this Certificate in that certain beneficial ownership interest evidenced by all of the Class R Certificates in the Trust Fund (as defined herein) established under a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between DLJ Mortgage Acceptance Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Temple-Inland Mortgage Corporation (the "Master Servicer"), and Bankers Trust Company (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Certificates of the Series specified above (collectively, the "Certificates") evidence in the aggregate the entire beneficial ownership interest in a segregated pool of assets created pursuant to the Agreement comprised of certain conventional, fixed and adjustable rate, fully amortizing, one- to four-family residential first lien mortgage loans (the "Mortgage Loans") or interests therein, and certain other assets as described herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                 The Trustee shall distribute or cause to be distributed on the 25th day of each month, or if such 25th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business (i) with respect to any Distribution Date other than the First Distribution Date, on the last Business Day of the month immediately preceding the month of such distribution and (ii) with respect to the First Distribution Date, the Issue Date (with respect to (i) and (ii), the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement. Reference is hereby made to the further provisions of this Certificate and the Agreement, which further provisions shall for all purchases have the same effect as though fully set forth at this place.

                 On each Distribution Date preceding the related Class B Certificate Termination Date and, as and to the extent provided in the Agreement, on such Class B Certificate Termination Date, Accrued Certificate Interest on the Class R Certificates for such Distribution Date and the Outstanding Class SB Unpaid Interest Amount will be added to the Certificate Principal Balance of the Class R Certificates.

                 All distributions will be made or caused to be made by the Trustee either by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, at the request of the Person entitled thereto if such Person shall have so notified the Trustee in writing by 5 Business Days prior to the applicable Record Date and such Certificateholder is the registered holder of Certificates the aggregate Initial Certificate Principal Balance of which is not less than $2,500,000 (or, with respect to the Class SA Certificates and the Class SB Certificates is the registered holder of an aggregate initial Notional Amount of not less than $10,000,000 of the Class SA Certificates and the Class SB Certificates), by wire transfer in immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Master Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Trustee. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal, the principal portions of any Realized Losses allocable hereto and distributions allocable to the Outstanding Class SB Unpaid Interest Amount.

                 This Certificate is one of a duly authorized issue of Certificates of the series and class specified on the face hereof. The Certificates in the aggregate represent the entire beneficial ownership interest in: (i) the Mortgage Loans (exclusive of payments of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement and all payments under and proceeds of the Mortgage Loans, together with all documents included in the related Mortgage File; (ii) such funds or assets as from time to time are deposited in the Custodial Account, the Excess Proceeds Account or the Certificate Account; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, and all other insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement; and
(v) the Depositor's interest in respect of the representations and warranties made by the Seller in each Mortgage Loan Purchase Agreement and the Seller's Warranty Certificate (all of the foregoing being hereinafter collectively called the "Trust Fund").

                 The Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Trustee or any Sub-Servicer and are not insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Account or Certificate Account may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Master Servicer of advances made, or certain expenses incurred, by it, the Depositor, by the Trustee or by any Sub-Servicer.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                 No transfer of any R Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without such registration or qualification,
(a) the Trustee and the Depositor shall require the transferee to execute an investment letter in substantially the form attached as either Exhibit G-1 or Exhibit H, as applicable to the Agreement, which investment letter shall not be an expense of the Depositor, the Master Servicer or the Trustee and (b) in the event that such a transfer is not made pursuant to Rule 144A under the 1933 Act, the Depositor may direct the Trustee to require an Opinion of Counsel satisfactory to the Trustee and the Depositor that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Master Servicer.

Neither the Depositor nor the Trustee is obligated to register or qualify any of the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                 No transfer of any Class R Certificate shall be made to any employee benefit plan or other retirement arrangement including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (any of foregoing, a "Plan"), to any Person acting on behalf of a Plan, or to any other person who is using "plan assets" to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), unless the prospective transferee of a Certificateholder desiring to transfer its Certificates provides to the Trustee or the Certificate Registrar an Opinion of Counsel (or, in the limited circumstances described in the Agreement, a certification of facts) which establishes to the satisfaction of the Depositor and the Trustee or the Certificate Registrar that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such Opinion of Counsel, the Trustee shall require a certification in the form of Exhibit G-5 to the Agreement.

                 The Certificates are issuable in fully registered form only, without coupons and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property in respect thereof or (ii) the final payment on, or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Master Servicer to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of the Master Servicer's right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                 Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                 The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be.

                 IN WITNESS WHEREOF, the Trustee in its capacity as trustee under the Agreement has caused this Certificate to be duly executed.

Dated:  March ___, 1996

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By:
                                            Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By:
                                            Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



Social Security or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Class R Mortgage Pass-Through Certificate and hereby authorizes the registration of transfer of such interest to the above-named assignee on the Certificate Register.

         I (we) further direct the Trustee to issue a new Class R Certificate of a like Percentage Interest to the above named assignee and deliver such Certificate to the following address:
                                     -------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:


                                    ------------------------------------------
                                    Signature by or on behalf of assignor


                                    ------------------------------------------
                                    Signature Guaranteed

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company on the continental United States or by a firm or corporation having membership in any national securities exchange or in the National Association of Securities Dealers, Inc.

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of                      , account number                   , or,
if mailed by check, to             . Applicable tatements should be mailed to
                              . This information is provided by              ,
the assignee named above, or            , as its agent.

                                    EXHIBIT C

                      FORM OF TRUSTEE INITIAL CERTIFICATION


                                 [Closing Date]


[Master Servicer]

[Depositor]
------------------------------------
------------------------------------

                        Re: Pooling and Servicing Agreement, dated as of February 1, 1996, among DLJ Mortgage Acceptance Corp., Temple-Inland Mortgage Corporation and Bankers Trust Company, DLJ Mortgage Acceptance Corp. Mortgage Pass-Through Certificates, Series 1996-Q4

Gentlemen:

                 In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i) -
(vii) and (xi) - (xiv) and (xvi) and (xxi) of the definition or description of "Mortgage Loan Schedule" is correct.

                 The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) of Section
2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

                 Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.



                                           BANKERS TRUST COMPANY


                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT D

               FORM OF TRUSTEE FINAL CERTIFICATION

                                    [date]

[Master Servicer]

[Depositor]
------------------------------------
------------------------------------

                        Re: Pooling and Servicing Agreement, dated as of February 1, 1996, among DLJ Mortgage Acceptance Corp., Temple-Inland Mortgage Corporation and Bankers Trust Company, DLJ Mortgage Acceptance Corp. Mortgage Pass-Through Certificates, Series 1996-Q4

Gentlemen:

                 In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01.

                 The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) of Section
2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

                 Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                           BANKERS TRUST COMPANY

                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT E

                                   [RESERVED]

                                   EXHIBIT F-1

                               REQUEST FOR RELEASE
                                  (for Trustee)

LOAN INFORMATION

              Name of Mortgagor:                  _____________________________

              Master Servicer
              Loan No.:                           _____________________________

TRUSTEE

              Name:                               _____________________________

              Address:                            _____________________________

                                                  _____________________________

              Trustee
              Mortgage File No.:                  _____________________________


REQUEST FOR REQUESTING DOCUMENTS (check one):

1.            Mortgage Loan Liquidated.
                       (The Master Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and deposited into the Custodial Account to the extent required pursuant to the Pooling and Servicing Agreement.)

2.            Mortgage Loan in Foreclosure.

3. Mortgage Loan Repurchased Pursuant to Section 9.01 of the Pooling and Servicing Agreement.

4. Mortgage Loan Repurchased Pursuant to Article II of the Pooling and Servicing Agreement.
                   (The Master Servicer hereby certifies that the repurchase price has been deposited into the Custodial Account pursuant to the Pooling and Servicing Agreement.)

5.            Other (explain).


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              The undersigned Master Servicer hereby acknowledges that it has received from _____________________________________, as Trustee for the Holders
of Mortgage PassThrough Certificates, Series 1996-Q4, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of February 1, 1996 (the "Pooling and Servicing Agreement"), among DLJ Mortgage Acceptance Corp., Temple-Inland Mortgage Corporation and the Trustee.

( ) Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )           Mortgage recorded on _____________________ as instrument no.
              ____________________ in the County Recorder's Office of the County of _________________, State of __________________ in
              book/reel/docket _________________ of official records at page/image _____________.

( )           Deed of Trust recorded on ___________________ as instrument no.
              ________________ in the County Recorder's Office of the County of
              _________________, State of __________________ in book/reel/docket
              _________________ of official records at page/image
              ______________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County
              Recorder's Office of the County of __________, State of _______________ in book/reel/docket ____________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

              ( )      ---------------------------------------------

              ( )      ---------------------------------------------

              ( )      ---------------------------------------------

              ( )      ---------------------------------------------

              The undersigned Master Servicer hereby acknowledges and agrees as follows:

                       (1) The Master Servicer shall hold and retain possession
              of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                       (2) The Master Servicer shall not cause or knowingly
              permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                       (3) The Master Servicer shall return each and every
              Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Custodial Account and except as expressly provided in the Agreement.

                       (4) The Documents and any proceeds thereof, including any
              proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                            Temple-Inland Mortgage Corporation

                                            By:

                                            Its:



Date: _____________________, 19__

                                   EXHIBIT F-2

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-Q4


______________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:  _______________                     BORROWER'S NAME:_____________

COUNTY:_____________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE CUSTODIAL ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

___________       ______________________       DATED:______________

/ /      VICE PRESIDENT

/ /      ASSISTANT VICE PRESIDENT

                                   EXHIBIT G-1

                     FORM OF INVESTOR REPRESENTATION LETTER


                                                       , 19


[Depositor]

Bankers Trust Company
Four Albany Street
New York, New York  10020

Attention:  DLJ/Quality Series 1996-Q4

                  Re:      DLJ Mortgage Acceptance Corp.
                           Mortgage Pass-Through Certificates
                           Series 1996-Q4, Class __

Dear Sirs:

                  (the "Purchaser") intends to purchase from _____________ (the "Seller") $______ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-Q4, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1996, among DLJ Mortgage Acceptance Corp., as depositor (the "Company"), Temple-Inland Mortgage Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                           1. The Purchaser understands that (a) the
                  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2. The Purchaser is acquiring the Certificates for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial, sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review [(a) a copy of the Private Placement Memorandum dated , 1996 relating to the Certificates, (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.

                           5. The Purchaser has not and will not, nor has it
                  authorized or will it authorize, any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                           [6. *The Purchaser is not any employee benefit plan
                  subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, (the "Code"), nor a Person acting, directly or indirectly, on behalf of any such plan, and understands that registration of transfer of any Certificate to any such employee benefit plan, or to any person acting on behalf of such plan, will not be made unless such employee benefit plan delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of such employee benefit plan would not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code (or comparable provisions of any subsequent enactments), would not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability. The Purchaser understands that under current law such an opinion cannot be rendered.]

                                            Very truly yours,



                                            By:
                                            Name:
                                            Title:





* In the case of a transfer of the Class P, Class SA and Class R Certificates to an insurance company, the above paragraph 6 shall be deleted and a certification in the form of Exhibit G-5 shall be executed.

                                   EXHIBIT G-2

                    Form of Transferor Representation Letter




                                                     , 19


[Depositor]

Bankers Trust Company
Four Albany Street
New York, New York  10020

Attention:  DLJ/Quality Series 1996-Q4

                  Re:      DLJ Mortgage Acceptance Corp.
                           Mortgage Pass-Through Certificates
                           Series 1996-Q4, Class __

Dear Sirs:

                  In connection with the sale by _______(the "Seller") to_____________ (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-Q4, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1996, among DLJ Mortgage Acceptance Corp., as depositor (the "Company"), Temple-Inland Mortgage Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,


                                            (Seller)



                                            By:
                                            Name:
                                            Title:

                                   EXHIBIT G-3



                        TRANSFER AFFIDAVIT AND AGREEMENT



STATE OF                                    )
                                            : ss.:
COUNTY OF                                   )


                  ___________________, being first duly sworn, deposes, represents and warrants:

                  1. That he is [Title of Officer] of [Name of Owner], a [savings institution] [corporation] duly organized and existing under the laws of [the State of ___________] [the United States], (the "Owner"), (record or beneficial owner of the Class R Certificates on behalf of which he makes this affidavit and agreement). This Class R Certificate was issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1996, among DLJ Mortgage Acceptance Corp., as depositor, Temple-Inland Mortgage Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee").

                  2. That the Owner (i) is and will be a "Permitted Transferee" as of ________, 199__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986) (the "Code") which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Code that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false and; (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury Regulation Section 1.860E-1(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by Owners that are Permitted Transferees.

                  7. That the Owner's taxpayer identification number is
__________.

                  8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02 of the Pooling and Servicing Agreement under which the Class R Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. That the Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. That the Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates.

                  11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding the Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  13. That the Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. That Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(3) of the Pooling and Servicing Agreement under which the Class R Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. That Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding and; (iii) is not a "Permitted Transferee".

                  16. That the Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ____________,
____.


                                           [NAME OF OWNER]


                                           By:
                                           [Name of Officer]
                                           [Title of Officer]

[Corporate Seal]

ATTEST:


[Assistant] Secretary

                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that such person executed the same as such person's free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ___ day of _____________, 19__.




                                           NOTARY PUBLIC

                                           COUNTY OF
                                           STATE OF
                                           My Commission
                                           expires the ____
                                           day of _______,
                                           19__.

                                   EXHIBIT G-4

                         Form of Transferor Certificates

                                       ___________________, 19__

[Depositor]

Bankers Trust Company
Four Albany Street
New York, New York  10020

Attention:  DLJ/Quality Series 1996-Q4

                           Re:      DLJ Mortgage Acceptance Corp.
                                    Mortgage Pass-Through Certificates
                                    Series 1996-Q4, Class R

Dear Sirs:

                  This letter is delivered to you in connection with the sale by ___________________________ (the "Seller") to _____________________________ (the
"Purchaser") of a ___% Percentage Interest in the Mortgage Pass-Through Certificates, Series 1996-Q4, Class R (the "Certificates"), issued pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1996, among DLJ Mortgage Acceptance Corp., as depositor (the "Company"), Temple-Inland Mortgage Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the sale of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-3. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is a Disqualified Organization, an agent of a Disqualified Organization or a Non-United States Person.

                                           Very truly yours,


                                           (Seller)
                                           By:
                                           Name:
                                           Title:

                                   EXHIBIT G-5

         FORM OF INVESTOR REPRESENTATION LETTER FOR INSURANCE COMPANIES


                                                  ________, 199__

[Depositor]

Bankers Trust Company
Four Albany Street
New York, New York  10020

Attention:  DLJ/Quality Series 1996-Q4

                  Re:      DLJ Mortgage Acceptance Corp.
                           Mortgage Pass-Through Certificates
                           Series 1996-Q4, Class __

Dear Sirs:

                  _______________ (the "Purchaser") intends to purchase from
__________ (the "Seller") $____________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-Q4, Class __ (the "Certificate"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as February 1, 1996, among DLJ Mortgage Acceptance Corp., as seller (the "Company"), Temple-Inland Mortgage Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                           1. The Certificates purchased pursuant hereto will
                  not be transferred to any employee benefit plan or other retirement arrangement including individual retirement accounts and Keogh plans that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan").

                           2. The Purchaser is an insurance company and the
                  source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption 95-60 issued by the U.S. Department of Labor ("PTCE 95-60") and there is no plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other plans maintained by the same employer (or affiliate thereof as defined in PTCE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under PTCE 95-60) as of the date of acquisition of such Certificates.

                                           Very truly yours,




                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT H

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


             Description of Rule 144A Securities, including numbers:

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                       Series 1996-Q4, Class ___, No. ___


                  The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:

                           a. The Buyer understands that the Rule 144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  3. The Buyer warrants and represents to, and covenants with, the Transferor, the Servicer and the Depositor that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer's purchase of the Rule 144A Securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



         Print Name of Transferor                      Print Name of Buyer

By:                                            By:
     Name:                                     Name:
     Title:                                        Title:

Taxpayer Identification:                       Taxpayer Identification:

No.                                            No.

Date:                                          Date:

                                                           ANNEX 1 TO EXHIBIT H


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

------------------------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

     ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R.
             10 plans.

             3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___     ___              Will the Buyer be purchasing the Rule 144A
  Yes     No               Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            Print Name of Buyer


                                            By:
                                                     Name:
                                                     Title:

                                            Date:

                                                           ANNEX 2 TO EXHIBIT H


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

              1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

             2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

             4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

             5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

             6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                            Print Name of Buyer


                                            By:
                                            Name:
                                            Title:

                                            IF AN ADVISER:


                                            Print Name of Buyer


                                            Date:

                                    EXHIBIT I

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT J

                      SELLER REPRESENTATIONS AND WARRANTIES

Seller's Representations Assigned by Depositor to Trustee

     All capitalized terms used herein and not otherwise defined in the Mortgage Loan Purchase Agreements shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     The Seller hereby represents and warrants to and for the benefit of the Depositor and the Trustee, as to each Mortgage Loan, that as of the Closing Date or as of such other date specifically provided herein:

                       (i) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date;

                      (ii) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of [85%] and no Mortgage Loan had a combined Loan-to-Value Ratio at origination, including any second deed of trust subordinated to the lien of the Mortgage, in excess of [90%];

                     (iii) As of the Closing Date, no Mortgage Loan is sixty
(60) or more days delinquent in payment of principal or interest;

                      (iv) Each Mortgage Note is directly secured by the Mortgage, and each Mortgaged Property consists of a single parcel of real estate. Each Mortgage secures the outstanding principal balance of the Mortgage Note and is a valid and enforceable first lien on the Mortgaged Property subject only to (1) the lien of nondelinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                       (v) Immediately prior to the delivery of the Mortgage Loan to DLJMCI, the Seller had good title to, and was the sole owner of, such Mortgage Loan free and clear of any mortgage, pledge, lien, security interest, charge or other encumbrance (other than any junior lien on the Mortgaged Property encumbered by the related Mortgage) and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to the related Mortgage Loan Purchase Agreement;

                      (vi) There was no delinquent tax or assessment lien against any Mortgaged Property at the time of the origination of the related Mortgage Loan;

                     (vii) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired as of the Closing Date;

                    (viii) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in clause (xii) below;

                      (ix) Each Mortgaged Property is free of material damage and is in at least adequate repair;

                       (x) Each Mortgage Loan at origination complied in all respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

                      (xi) At the Closing Date, neither the Seller nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, (1) modified the Mortgage in any material respect, (2) satisfied, canceled or subordinated such Mortgage in whole or in part, (3) released the related Mortgaged Property in whole or in part from the lien of such Mortgage or (4) executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

                     (xii) A lender's policy of title insurance or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect and each such policy was issued by a title insurer acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC;

                    (xiii) Each Mortgage Loan was originated or acquired (1) by the Seller either directly or indirectly through loan brokers or a correspondent lender specifically approved by the Seller and DLJMCI, such that (a) the Mortgage Loan was originated in conformity with the Seller's underwriting guidelines, (b) DLJMCI approved the Mortgage Loan either prior to the funding thereof or, in the case of a Mortgage Loan originated pursuant to the Seller's delegated underwriting guidelines, approved the Mortgage Loan after the funding thereof and (c) the Seller funded the Mortgage Loan on the date of origination thereof with its own funds or with funds obtained by it or, in the case of a Mortgage Loan originated by a correspondent lender approved by the Seller and DLJMCI, the Mortgage Loan was approved by the Seller prior to origination and was purchased by the Seller from such correspondent lender within 30 days of the date of origination pursuant to a mandatory purchase commitment in effect at origination, (2) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority or (3) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended;

                     (xiv) The Mortgage Rate on each Adjustable Rate Mortgage Loan will be subject to adjustment commencing approximately seven years after its date of origination and semi-annually thereafter, and each Adjustable Rate Mortgage Loan has an original term to maturity from the date on which the first Monthly Payment is due of not less than approximately 15 years and not more than 30 years. On each Adjustment Date, the Mortgage Rate on each Mortgage Loan will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap (except that the Periodic Rate Cap will not be applicable to the first Adjustment Date of any Mortgage Loan), the Maximum Rate and the Minimum Rate. The related Mortgage Note is payable on the first day of each month in selfamortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient (a) to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate, and (b) during the period following each Adjustment Date, to fully amortize the principal balance as of the first day of such period over the then remaining term of such Mortgage Loan and to pay interest at the applicable Mortgage Rate. No Adjustable Rate Mortgage Loan is subject to negative amortization or is a graduated payment or growth equity mortgage loan. Interest on each Adjustable Rate Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                      (xv) The Mortgage Rate on each Fixed Rate Mortgage Loan is fixed, and each Fixed Rate Mortgage Loan has an original term to maturity from the date on which the first Monthly Payment is due of not less than approximately 15 years and not more than approximately 30 years. The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Fixed Rate Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. Interest on each Fixed Rate Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                     (xvi) All of the improvements that were included for the purpose of determining the appraised value of the Mortgaged Property are insured to lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless, in either case, an agreement permitting such encroachment is recorded in the applicable real property records and such agreement was taken into account in conducting the appraisal of the Mortgaged Property;

                    (xvii) No improvement considered in determining the related appraised value located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to the use and occupancy of the Mortgaged Property, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                   (xviii) All parties that have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are, or, during the period in which they held and disposed of such interest, were (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings associations or national banks having principal offices in such state or
(d) not doing business in such state;

                     (xix) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed and delivered by such parties;

                      (xx) The proceeds of the Mortgage Loan have been fully disbursed by the Seller, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make monthly payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

                     (xxi) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                    (xxii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the holder of the Mortgage Loan to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                   (xxiii) Each Mortgaged Property is suitable for year-round occupancy;

                    (xxiv) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due with respect to the Mortgage Loan (other than origination points and fees) have been capitalized under the Mortgage or the related Mortgage Note;

                     (xxv) The origination practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination business;

                    (xxvi) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

                   (xxvii) No Mortgage Loan has a shared appreciation feature or other contingent interest feature;

                  (xxviii) No Mortgage Loan is subject to any temporary buydown provisions;

                    (xxix) Pursuant to the terms of the related Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of
Section 3.13 of each Pooling and Servicing Agreement. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy is in effect which policy conforms to the requirements of the Pooling and Servicing Agreements;

                     (xxx) An appraisal of each Mortgaged Property is on a form approved by FNMA or FHLMC with such riders as have been approved by FNMA or FHLMC, as the case may be, and each appraiser meets the minimum qualifications of FNMA or FHLMC for appraisers;

                    (xxxi) The Seller has not provided financing on any Mortgaged Property that is subordinate to the lien of the related Mortgage Loan;

                   (xxxii) Each Mortgage Loan contains a customary "due-on-sale" clause;

                  (xxxiii) Except for the criteria for eligible Mortgagors set forth in the Seller's underwriting guidelines, the Seller knows of nothing involving any Mortgage File, Mortgaged Property or Mortgagor's credit standing that could reasonably be expected (1) to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, (2) to cause the Mortgage Loan to become delinquent or (3) to affect adversely the value or marketability of the Mortgage Loan;

                   (xxxiv) There are no condemnation proceedings pending with respect to any Mortgaged Property, and no Mortgaged Property had been condemned either in whole or in part;

                    (xxxv) The Mortgage Loans were not selected for inclusion under the Mortgage Loan Purchase Agreements from the Seller's portfolio of mortgage loans originated under its "regular lending program" on any basis which would have a material adverse effect on the holders of the Certificates; and

                   (xxxvi) All of the Mortgage Loans were originated or acquired under the Seller's "regular lending program".

                  (xxxvii) The collection practices used by the Seller with respect to each Mortgage Note and Mortgage serviced by the Seller have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing industry; and the Mortgage Loans have been serviced by the Seller in accordance with the terms of the Mortgage Loan documents, any applicable mortgage insurance contract requirements and applicable law in all material respects.

                 (xxxviii) None of the Mortgage Loans consist of leasehold estates.

                                    EXHIBIT K

                        Form of Notice Under Section 3.24


                                 ________, 1996


[Trustee]

                 Re:    MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-Q4


         Pursuant to Section 3.24 of the Pooling and Servicing Agreement, dated as of February 1, 1996, among DLJ Mortgage Acceptance Corp., Temple-Inland Mortgage Corporation and Bankers Trust Company, relating to the Certificates referenced above, the undersigned does hereby notify you that:

         (a) The prepayment assumption used in pricing the Certificates was a Constant Prepayment Rate ("CPR") of __% per annum.

         (b) With respect to each Class of the captioned Certificates, set forth below is (i), the first price, as a percentage of the Certificate Principal Balance of each Class of Certificates, at which 10% of the aggregate Certificate Principal Balance of each such Class of Certificates was first sold at a single price, if applicable, or (ii) if more than 10% of a Class of Certificates have been sold but no single price is paid for at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold expressed as a percentage of the Certificate Principal Balance of such Class of Certificates,
(iii) if less than 10% of the aggregate Certificate Principal Balance of a Class of Certificates has been sold, the purchase price for each such Class of Certificates paid by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") expressed as a percentage of the Certificate Principal Balance of such Class of Certificates calculated by: (1) estimating the fair market value of each such Class of Certificates as of November 21, 1995; (2) adding such estimated fair market value to the aggregate purchase prices of each Class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2);
(4) multiplying the quotient obtained for each Class of Certificates in clause
(3) by the purchase price paid by the Underwriter for all the Certificates purchased by it; and (5) for each Class of Certificates, dividing the product obtained from such Class of Certificates in clause (4) by the initial Principal Balance of such

Class of Certificates or (iv) the fair market value (but not less than zero) as of the Closing Date of each Certificate of each Class of Certificates retained by the Depositor or an affiliate corporation, or delivered to the seller:

                 Class SA:
                 Class A-1:
                 Class A-2:
                 Class A-3:
                 Class P:
                 Class B-1:
                 Class B-2:
                 Class B-3:
                 Class SB:
                 Class R:



         The prices and values set forth above do not include accrued interest with respect to periods before the closing.



                          DLJ MORTGAGE ACCEPTANCE CORP.


                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT L

                         Schedule of Discount Fractions